UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant  ☐
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☒        Definitive Proxy Statement
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☐        Soliciting Material under §240.14a-12

THE MACERICH COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐        Fee paid previously with preliminary materials.
☐        Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Macerich Company
April 19, 2024
Dear Fellow Stockholders:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders to be held on Thursday, May 30, 2024 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401. The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting.
At our Annual Meeting, you will be asked to consider and vote on the following matters:
(1)election of the seven directors named in the accompanying Proxy Statement;
(2)approval of the amendment to our Employee Stock Purchase Plan;
(3)approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;
(4)ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and
(5)the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.
Our Board of Directors unanimously recommends that you vote your shares:
“FOR” the election of the seven directors named in the accompanying Proxy Statement;
“FOR” the approval of the amendment to our Employee Stock Purchase Plan;
“FOR” the approval of the compensation of our named executive officers as described in the accompanying Proxy Statement; and
“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 19, 2024, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2023 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can obtain a paper copy of the Proxy Statement and Annual Report.

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in the accompanying Proxy Statement.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

Jackson Hsieh President and Chief Executive Officer	Steven R. Hash Chairman of the Board

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401
_______________
NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2024
_______________
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation (the “Company”), will be held on Thursday, May 30, 2024 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, to consider and vote upon:
(1)the election of seven directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;
(2)the approval of the amendment to our Employee Stock Purchase Plan;
(3)the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;
(4)the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(5)the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.
Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 22, 2024 will be entitled to notice of, and to vote at, our Annual Meeting.
Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in our Proxy Statement.
Record stockholders may authorize their Proxies:
•By Internet: Go to the website address shown on your Proxy.
•By Toll-Free Telephone: If you received a printed set of Proxy Materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.
•By Mail: If you received a printed set of Proxy Materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.
Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee on how to authorize voting of your shares of common stock at our Annual Meeting.
By Order of the Board of Directors
Ann C. Menard
Secretary
Santa Monica, California
April 19, 2024

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.
Our Annual Meeting

TIME AND DATE: 10:00 a.m. local time on Thursday, May 30, 2024	PLACE: The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	RECORD DATE: Close of business on March 22, 2024
Voting

Each share of our common stock, par value $0.01 per share (“Common Stock”), entitles the holder thereof to one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting.
You may vote or authorize a proxy to vote by any of the following methods:

Internet: Go to the website address shown on your Proxy until 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to the Annual Meeting.

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting prior to voting in person.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

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PROXY STATEMENT SUMMARY
Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference
Proposal 1	Election of Seven Directors	For all nominees	5
Proposal 2	Amendment to our Employee Stock Purchase Plan	For	64
Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers	For	68
Proposal 4	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	For	69
Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof
Our Business Highlights (page 29)

OPERATIONAL ACHIEVEMENTS:
•Sustained occupancy growth, strong tenant sales and increases in common area revenue drove strong same-center net operating income (“NOI”) growth in 2023 of 4.5%, which was our Company’s third consecutive year of strong NOI growth (see Appendix I for non-GAAP reconciliation)

•Executed seven loan transactions totaling approximately $2.8 billion, or approximately $2 billion at our ownership share. This included an approximate 4.5-year renewal and upsizing of our $650 million revolving corporate credit facility during Q3 2023

•Achieved a total shareholder return of 46% for 2023 — a top 10 finish among all real estate investment trusts (“ REITs”)

•Base rent re-leasing spreads were 17% greater than expiring base rent for the year ended December 31, 2023

•Portfolio occupancy increased to 93.5% as of December 31, 2023

LEASING ACHIEVEMENTS:
•Reported the strongest leasing volume on record by leasing 4.2 million square feet, representing a 12% increase in the amount of square footage leased over 2022

•Opened 257 stores for 1.6 million square feet, representing an 80% increase in store openings versus 2022 across all brand categories, including luxury, digitally native and emerging, international, experiential and traditional retail

•Executed leases for 81 new-to-portfolio brands across 96 stores, totaling over 600,000 square feet

•Maintained a strong leasing pipeline for 2024 through 2026, including 2.2 million square feet of signed leases, totaling $62 million of incremental rent from new stores not yet open

•Continued our diversification strategy by executing approximately 2 million square feet of grocery use portfolio-wide, benefiting our properties with repeat, regular visits and increasing our innovative tenants, including fitness and experiential uses, such as Beyond Yoga, CAMP, Club Studio, Kiln, Level99, Industrious, Life Time and Round One Spo-Cha

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PROXY STATEMENT SUMMARY

COMMUNITY OUTREACH ACHIEVEMENTS:
•Supported more than 433 unique organizations through volunteerism and in-kind/monetary donations

•Executed more than 2,250 community events at our shopping centers, from movies and concerts to holiday and cultural events and farmer's markets

•Collected supplies and backpacks to equip 20,000 kids for school and continued our laptop donation program that has distributed over 750 computers to schools and community organizations since 2020, including 130+ laptops in 2023

•Donated over 1.8 million meals since 2020 to organizations that help people living with food insecurity

•Hosted blood drive events at our shopping centers, collecting life-saving donations that impacted up to 52,000 lives

•Noted a 37% increase in donations made through our Company’s donor-advised funds program

•Logged 1,420 employee volunteer hours through the Macerich Volunteer Program

ENVIRONMENTAL/ SUSTAINABILITY ACHIEVEMENTS:

•Achieved #1 ranking among all U.S. retail and top 10 in retail worldwide in the 2023 GRESB Real Estate Assessment and rated A for disclosure

•Included in the top tier CDP Climate ‘A’ List for the eighth year

•Named among America’s Most Responsible Companies by Newsweek and Statista

•Achieved ISS Prime Status

•Ranked #23 on the Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies, landing on the list for the seventh year

•Received recognition for four properties as IREM Certified Sustainable Properties

•Achieved Green Lease Leader – Silver recognition for the newly implemented Green Lease program

•Attained 34% of total energy consumption supplied from clean and renewable sources

EMPLOYEE ENGAGEMENT/ CULTURE ACHIEVEMENTS:
•Continued our progress in leadership representation, with individuals identifying as female accounting for 40% of promotions at the Vice President level and 89% at the Assistant Vice President level with individuals identifying as female from underrepresented groups accounting for 22% of all promotions at the Assistant Vice President level

•MacImpact Committee, a cross-disciplinary advisory group, meets quarterly with organizational leaders; this strategic body guides and amplifies our environmental and corporate social responsibility efforts

•Expanded our summer diversity internship program to eight department tracks and nearly doubled the number of participants

•Increased mentorship program participation by 49% year-over-year

•Facilitated employee engagement and advocacy through employee panel events and physical and mental well-being challenges and provided ongoing support to our Employee Resource Groups — Parents at Macerich and Veterans at Macerich

•Delivered over 2,500 hours of training with more than 2,400 completed training courses to employees through our Training and Education Portal

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PROXY STATEMENT SUMMARY

Election of our Director Nominees (page 7)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards

Eric K. Brandt	61	2018	Retired Executive Vice President and Chief Financial Officer of Broadcom Corporation	✓	Capital Allocation (Chair); Compensation	Gen Digital, Inc. (f/k/a NortonLifeLock Inc.); Dentsply Sirona Inc. and Lam Research Corporation

Steven R. Hash	59	2015	Retired Co-Founder, President and Chief Operating Officer of Renaissance Macro Research, LLC	✓	Audit, Capital Allocation; Compensation, Executive (Chair); Nominating and Corporate Governance	Alexandria Real Estate Equities, Inc. and Nuveen Global Cities REIT, Inc.

Enrique Hernandez, Jr.	68	2022	Executive Chairman, Inter-Con Security Systems, Inc.	✓	Nominating and Corporate Governance	Chevron Corporation and McDonald’s Corporation

Daniel J. Hirsch	50	2018	Retired Chief Financial Officer and Secretary, Anzu Special Acquisition Corp I	✓	Compensation; Nominating and Corporate Governance (Chair)	Ready Capital Corporation and Nuburu Inc.

Jackson Hsieh	63	2024	President and Chief Executive Officer of our Company		Capital Allocation; Executive	None

Marianne Lowenthal	63	2022	President and Sole Principal, Granadier Co.	✓	Audit	None

Andrea M. Stephen	59	2013	Retired Executive Vice President, Investments of The Cadillac Fairview Corporation Limited	✓	Capital Allocation; Compensation (Chair); Executive	Slate Grocery REIT
Amendment to our Employee Stock Purchase Plan (page 64)

We are asking our stockholders to consider and vote to approve the amendments to our Employee Stock Purchase Plan or “ESPP”, which was adopted by our Board, subject to stockholder approval, to increase the aggregate number of shares under the ESPP by 500,000. We believe that our ESPP has helped and will continue to help our Company to retain and motivate our employees and to further align their interests with those of our stockholders.
Advisory Say-on-Pay Vote (page 68)

We maintain an open line of communication with our investors on our compensation programs and our governance practices. At our 2023 annual meeting of stockholders, our stockholders approved our say-on-pay non-binding, advisory vote by approximately 96% of the votes cast.

Please review our Compensation Discussion and Analysis and the accompanying executive compensation tables for additional details about our executive compensation program, including information about our named executive officers’ 2023 compensation.

Ratification of our Independent Registered Public Accounting Firm (page 69)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

iv        2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Executive Compensation Program Highlights (page 28)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis. This summary of our Executive Compensation Program below and in this Proxy Statement relates to our 2023 compensation program for the executive officers serving in the positions described during 2023.
2023 EXECUTIVE COMPENSATION
WHAT WE DO
✓Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation. For our former Chief Executive Officer, over 85% of his target compensation was contingent on our Company’s operating and stock performance. For our other named executive officers, 80% of their respective average target compensation depends on our Company’s operating and stock performance.
✓Performance-Based Compensation. For both our former Chief Executive Officer and former President, 75% of their long-term incentive equity awards were in the form of performance-based LTIP Unit awards, which were subject to vesting based on our operational metrics and relative total stockholder return (“TSR”) compared to U.S.-based publicly-traded equity REITs that are categorized as “mall” or “shopping center” REITs. For our other named executive officers, 50% of their long-term incentive equity awards were in the form of performance-based LTIP Unit awards. Operational metrics and relative TSR performance are measured over a three-year period.
✓“Double-Trigger” Equity Vesting. Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.
✓Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own Common Stock with a value equal to 6x his base salary and our other named executive officers are required to own Common Stock with a value equal to 3x their respective base salaries. For purposes of meeting our stock ownership policies, certain of our other equity securities and units of The Macerich Partnership, L.P. (our “Operating Partnership”) may be combined with shares of Common Stock held by such individual. See “Stock Ownership Policies” in this Proxy Statement.
✓Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares or units from vesting of equity compensation awards.

✓Clawback Policy. Effective October 2, 2023, our Company’s Board of Directors adopted a Compensation Recovery Policy that complies with the rules issued by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and requires the Company to recover all erroneously awarded incentive-based compensation received by executive officers during a specified look-back period in the event that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.
✓Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.
✓Annual Say-on-Pay. We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.
WHAT WE DON’T DO
XNo Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.
XNo Excise Tax Gross-Up Provisions. None of our agreements provide for excise tax gross-ups.
XNo Repricing. We do not permit repricing of underwater options or stock appreciation rights (“SARs”) or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.
XAnti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options in our securities by any director, officer or employee.
XAnti-Pledging. We do not allow our directors or executive officers to pledge our securities unless they otherwise meet our stock ownership requirements. None of our directors or officers currently pledges our securities.

2024 PROXY STATEMENT        v

PROXY STATEMENT SUMMARY
Corporate Governance Highlights (page 12)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.
CORPORATE GOVERNANCE
WHAT WE DO
✓MUTA Opt Out. In 2019, we opted out of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (“MUTA”)) and are prohibited from opting back into any of the MUTA provisions, including the provision allowing the Board to self-classify, without stockholder approval.
✓No Poison Pill. No Stockholder Rights Plan in effect.
✓Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.
✓Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Under our Guidelines on Corporate Governance, any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.
✓Independent Board. Six of our seven director nominees are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.
✓Proxy Access. Our Bylaws include market-standard proxy access nominating provisions.
✓Right to Amend our Bylaws. Our Bylaws permit stockholder-proposed bylaw amendments.
✓Executive Sessions of our Board. An executive session of independent directors is held following each regularly-scheduled quarterly Board meeting.
✓Independent Chairperson. Our Independent Chairperson ensures strong and independent leadership of our Board of Directors by, among other things, presiding at all meetings of our Board and calling and presiding at executive sessions of the non-management directors.
✓Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations, which are conducted by an independent third party. In addition, the Independent Chairman met individually with each director serving in 2023 to discuss key Board topics.
✓Regular Succession Planning. As part of our human capital management strategy, a high priority is placed on regular and thoughtful succession planning for our senior management, which was recently demonstrated in connection with our transition to our new CEO in March 2024.
✓No Over-boarding. Our written governance policy limits director membership on other public company boards subject to the discretion of our Board.
✓Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
✓Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.
✓Environmental, Social and Governance (“ESG”) Oversight. Our Nominating and Corporate Governance Committee has primary oversight responsibility for our ESG programs, together with a cross-functional management committee to coordinate and communicate on our ESG initiatives.
✓Stockholder-requested Meetings. Our Bylaws permit stockholders to request the calling of special meetings of stockholders.
✓Stockholder Engagement. Our Company and Board are committed to regularly engaging with our stockholders on our Company’s governance practices, compensation programs, performance, strategic direction and other key matters. Our Board and management continue to actively engage with our stockholders on an ongoing basis.
✓Board Refreshment and Diversity. We have a commitment to Board refreshment and diversity— approximately 70% of our director nominees have been elected to our Board since 2018. Additionally, when selecting nominees, our Board focuses on increasing various aspects of our Board’s diversity. Over 50% of our director nominees are diverse — two out of seven nominees are women, with one whom identifies as LGBTQ+ and two nominees are from an underrepresented racial or ethnic group — and the average age of our director nominees is 60 years, with significant age diversification.
vi        2024 PROXY STATEMENT

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401
_________________
PROXY STATEMENT
FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2024
_________________

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2024 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 19, 2024. Our 2023 Annual Report to Stockholders (“2023 Annual Report”), including financial statements for the fiscal year ended December 31, 2023, is being provided to stockholders concurrently with this Proxy Statement. Our 2023 Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2024 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 30, 2024. The Notice of the 2024 Annual Meeting, this Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING
When and where is our Annual Meeting?

Our Annual Meeting will be held on Thursday, May 30, 2024 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.
What are the purposes of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)the election of seven directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;
(2)the approval of the amendment to our Employee Stock Purchase Plan;
(3)the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and
(4)the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.
Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 22, 2024, are entitled to notice of, and to vote at, our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, stockholders are not entitled to cumulative voting rights in the election of our directors.
Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee and wish to attend the meeting, you should provide proof of beneficial ownership as of the record date, such as an account
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ABOUT OUR ANNUAL MEETING
statement reflecting your stock ownership as of the record date, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.
What constitutes a quorum?

The presence, in person or by Proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 215,750,149 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and does not vote on the non-routine matters because under the rules of the NYSE (“NYSE Rules”) the broker has no voting authority on such matters without the client’s instruction.
How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record. Obtaining a legal proxy usually takes several days.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•Authorize your Proxy by Internet. You may authorize your Proxy over the Internet. The website for Internet authorization is provided on your Proxy in the printed set of Proxy materials that you received. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Proxy you received.
•Authorize your Proxy by Telephone. If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.
•Submit your Proxy by Mail. If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name. If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to authorize voting of your shares of Common Stock at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:
FOR the election of each of the seven nominees for director named in this Proxy Statement;
FOR the approval of the amendment to our Employee Stock Purchase Plan;
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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ABOUT OUR ANNUAL MEETING
The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting and any postponement or adjournment thereof.
What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.
Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.
May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:
•filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;
•authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or
•appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously submitted Proxy.
For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.
What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly submitted Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations, together with the description of each matter, are set forth in this Proxy Statement. Our Board recommends that you vote your shares:
FOR the election of seven directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;
FOR the approval of the amendment to our Employee Stock Purchase Plan;
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

With respect to any other matter that properly comes before our Annual Meeting or any postponement or adjournment thereof, the Proxy holders will vote on such matter in their discretion.
What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee (proposal 1), for the approval of the amendment to our Employee Stock Purchase Plan (proposal 2), for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (proposal 3) and for the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm (proposal 4). For purposes of
2024 PROXY STATEMENT        3

ABOUT OUR ANNUAL MEETING
these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to approve the compensation of our named executive officers is advisory only and is not binding on our Company or our Board. Our Board values the opinion of our stockholders and our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

4        2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction: How Our Board Composition is Aligned with our Strategy

We have a long-term four-pronged business strategy that focuses on acquisition, leasing and management, redevelopment and development of regional retail centers. We believe that our business requires specialized skills across a broad array of disciplines for effective and profitable operations. Our Board of Directors consists of a highly experienced group of business leaders who share our values, oversee and support our strategy and reflect our culture. Many of our directors have served as executive officers or on boards and board committees of major companies and have an extensive understanding of the principles of corporate governance. Our nominees have experience in the following fields that are relevant to our Company, business, industry and strategies:

•retail;
•commercial real estate;
•finance, capital markets and investments;
•business operations;
•transactions;
•development;
•risk oversight and management; and
•digital and technology.
Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, which is one, nor more than twelve. Our Board of Directors currently consists of ten directors and we have nominated seven of our existing directors for re-election at our Annual Meeting.

Mr. Steven Soboroff retired from our Board effective December 31, 2023 and the Board determined to reduce the size of the Board by one member upon his retirement.

On February 5, 2024, we announced that Mr. Jackson Hsieh would be appointed to the role of President and Chief Executive Officer, effective March 1, 2024. Subsequently, on February 20, 2024, our Board of Directors increased the size of the Board by one member and appointed Mr. Hsieh as a director to fill the vacancy effective March 1, 2024 and concurrent with his appointment to the role of President and CEO. Mr. Thomas O’Hern and Mr. Edward Coppola retired from their respective positions with our Company, effective February 29, 2024, and, in connection with such retirements, will not stand for re-election at our Annual Meeting.

Additionally, on March 20, 2024, Ms. Peggy Alford informed our Board that she would not stand for re-election at our Annual Meeting. Accordingly, the present term of incumbent directors Ms. Peggy Alford and Messrs. Thomas O’Hern and Edward Coppola will expire at our Annual Meeting and our Board has determined to reduce the size of the Board to seven members immediately following our Annual Meeting.

Each of our continuing director nominees, other than Mr. Hsieh, was previously elected to serve on our Board by our stockholders.
Our director nominees, if elected at our Annual Meeting, will serve until our annual meeting of stockholders in 2025 and until their respective successors are duly elected and qualify.
Our Board of Directors, based on the recommendations of its Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

•Eric K. Brandt	•Jackson Hsieh
•Steven R. Hash	•Marianne Lowenthal
•Enrique Hernandez, Jr.	•Andrea M. Stephen
•Daniel J. Hirsch
Each of our director nominees has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors, or the Board may reduce the size of the Board and number of nominees.
2024 PROXY STATEMENT        5

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “Our Board of Directors and its Committees—Director Selection Process.”
Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board. In that case, the Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the offer to resign. Our Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the offer to resign is accepted, then our Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of our Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Nominating and Corporate Governance Committee’s or our Board’s decision regarding whether to accept or reject such director’s offer to resign.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.
6        2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTOR NOMINEES

Our Nominating and Corporate Governance Committee and our Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of our Company and the interests of our stockholders. Our Board seeks a mix of backgrounds and experience among its members, including gender, sexual orientation, racial and ethnic diversity or other characteristics that may positively contribute to the diversity of the Board. Under our Guidelines on Corporate Governance, the Nominating and Corporate Governance Committee shall ensure to the greatest extent practicable that the pool of prospective director candidates that it considers to fill any vacancy or additional director position includes one or more female candidates, one or more LGBTQ+ candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity, LGBTQ+ diversity or racial/ethnic diversity, respectively. The Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of service on our Board. The following matrix highlights the mix of key skills, qualities and experiences of the nominees that, among other factors, led our Board and the Nominating and Corporate Governance Committee to recommend these nominees for election to our Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each nominee. More information on each director’s qualifications and background is included in the director biographies on the following pages. Each continuing director has served since first elected.

	Eric Brandt	Steven Hash	Enrique Hernandez	Daniel Hirsch	Jackson Hsieh	Marianne Lowenthal	Andrea Stephen
Knowledge, Skills & Experience

Chief Executive Officer/President/Founder	✓	✓	✓		✓	✓

Chief Financial Officer	✓			✓

Retail and/or Commercial Real Estate		✓	✓	✓	✓	✓	✓

Financial Literacy	✓	✓	✓	✓	✓	✓	✓

Finance/Capital Markets/ Investment	✓	✓	✓	✓	✓	✓	✓

Business Operations	✓	✓	✓	✓	✓	✓	✓

Risk Oversight/ Management	✓	✓	✓	✓	✓	✓	✓

International	✓	✓	✓		✓		✓

Transactional Experience	✓	✓	✓	✓	✓	✓	✓

ESG Oversight		✓	✓	✓	✓

Technology Expertise	✓		✓

Demographics

Race/Ethnicity	White	White	Hispanic	White	Asian	White	White

Gender Expression	Male	Male	Male	Male	Male	Female	Female

LGBTQ+						✓

Board Tenure

Years	6	9	2	6	<1	2	11
2024 PROXY STATEMENT        7

PROPOSAL 1: ELECTION OF DIRECTORS

Eric K. Brandt
Independent Director Nominee
Director Since: 2018
Age: 61
Board Committees: Capital Allocation (Chair); Compensation
Other Current Public Company Boards: Dentsply Sirona Inc.; Lam Research Corporation; Gen Digital Inc. (formerly NortonLifeLock Inc.)
Former Public Company Directorships Within the Last Five Years: Chairman of the Board, Altaba Inc.
Selected Directorships and Memberships: Georgia Tech President’s Advisory Board
Principal Occupation and Business Experience:
Mr. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 to February 2016, and served as Broadcom’s Senior Vice President and Chief Financial Officer from March 2007 to February 2010. From September 2005 until March 2007, Mr. Brandt served as President, Chief Executive Officer and member of the Board of Directors of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately held global business consulting firm.
Key Qualifications, Experience and Attributes:
Mr. Brandt’s experience as a chief executive and chief financial officer across the financial services, technology and healthcare industries gives him a broad understanding of the operational, financial and strategic matters facing our Company. His service on other public company boards, including as an audit committee member and chair, a compensation committee and governance committee member and chair and his governance, financial, technology, marketing and brand management knowledge provides our Board with important insights.

Steven R. Hash
Independent Director Nominee
Director Since: 2015
Age: 59
Board Committees: Audit; Capital Allocation; Compensation; Executive (Chair); Nominating and Corporate Governance
Other Public Company Boards: Alexandria Real Estate Equities, Inc.; Nuveen Global Cities REIT, Inc.
Former Public Company Directorships Within the Last Five Years: DiamondPeak Holdings Corp.
Principal Occupation and Business Experience:
Mr. Hash was the co-founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, and served as President and Chief Operating Officer from its inception in 2012 until his retirement in April 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector.
Key Qualifications, Experience and Attributes:
Mr. Hash serves as our Independent Chairman of the Board and brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. In addition to important insights into the equity and capital markets and investor perspectives, he has valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. He also has important corporate governance and board leadership expertise, as well as human capital management and talent development knowledge through his positions at other publicly traded companies and at our Company.
8        2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Enrique Hernandez, Jr.
Independent Director Nominee
Director Since: 2022
Age: 68
Board Committees: Nominating and Corporate Governance
Other Public Company Boards: Chevron Corporation; McDonald’s Corporation
Selected Directorships and Memberships: Catalyst; Harvard College Visiting Committee; Harvard University Resources Committee; Ronald McDonald House Charities; John Randolph Haynes and Dora Haynes Foundation
Principal Occupation and Business Experience:
Mr. Hernandez served as Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc. (“Inter-Con”), a provider of security services to corporations, governments, diplomatic missions and non-profit organizations from 1986 through 2021 and now serves as Executive Chairman. He was President of Inter-Con from 1986 to 2018 and served as Executive Vice President and Assistant General Counsel from 1984 to 1986. Mr. Hernandez earned his bachelor’s degree in government and economics from Harvard University and received his law degree from The Harvard Law School.
Key Qualifications, Experience and Attributes:
Mr. Hernandez brings significant experience to our Board with more than three decades of business leadership in various industries. His tenure as lead director and non-executive chairman at Nordstrom, Inc., as well as his current board memberships, provide our Board with valuable knowledge and perspective in corporate governance, leadership and human capital development, finance and brand management.

Daniel J. Hirsch
Independent Director Nominee
Director Since: 2018
Age: 50
Board Committees: Compensation; Nominating and Corporate Governance (Chair)
Other Public Company Boards: Ready Capital Corporation (following its merger with Broadmark Realty Capital Inc.); Nuburu Inc.
Former Public Company Directorships Within the Last Five Years: Anzu Special Acquisition Corp I; Playa Hotels & Resorts N.V.
Selected Directorships and Memberships: Sonoma Academy; San Francisco Friends of School; Mission Preparatory School and Enso Village
Principal Occupation and Business Experience:
Mr. Hirsch served as the Chief Financial Officer and Secretary of Anzu Special Acquisition Corp I from October 2022 through September 2023. He was a principal of Cascade Acquisitions Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp. and served as its chief operating officer and chief financial officer from November 2020 through May 2022. From 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon Capital Management, L.L.C. (“FCM”), an investment firm that manages capital on behalf of institutions and individuals, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. He was a consultant to FCM from January 2017 through March 2020. Mr. Hirsch graduated from Yale Law School with a J.D., and summa cum laude with a Bachelor of Arts in Law, Jurisprudence and Social Thought from Amherst College.
Key Qualifications, Experience and Attributes:
Mr. Hirsch’s knowledge of the capital markets and real estate sector, as well as his investment experience, makes him a valuable member of our Board. In addition, Mr. Hirsch’s substantive public company board experience, including his ten-year tenure on the board of directors of Playa and his current service as a member of the board of directors of Ready Capital Corporation brings valuable knowledge and experience to our Board deliberations.

2024 PROXY STATEMENT        9

PROPOSAL 1: ELECTION OF DIRECTORS

Jackson Hsieh
Director Nominee
Director Since: 2024
Age: 63
Board Committees: Capital Allocation; Executive
Former Public Company Directorships Within the Last Five Years: Hersha Hospitality Trust; Spirit Realty Capital, Inc.
Selected Directorships and Memberships: Advisory Board of Governors, National Association of Real Estate Investment Trusts

Principal Occupation and Business Experience:
On March 1, 2024, Mr. Hsieh became our President and Chief Executive Officer and is responsible for the strategic direction and overall management of our Company. Prior to joining our Company, Mr. Hsieh was President and Chief Executive Officer of Spirit Realty Capital, Inc. (“Spirit Realty”) and a member of its board of directors from May 2017 until its merger with Realty Income Corporation in January 2024. Mr. Hsieh joined Spirit Realty in September 2016, serving as its President and Chief Operating Officer. In addition, he served as chairman of the board of trustees for Spirit MTA REIT from September 2016 until September 2019. Prior to joining Spirit Realty, Mr. Hsieh held several senior positions with Morgan Stanley, where he last served as Managing Director and a Vice Chairman of Investment Banking, primarily focusing on the firm’s real estate clients, and in various other leadership roles which include a prior period at Morgan Stanley and tenures at Bankers Trust Company and Salomon Brothers, Inc. Prior to rejoining Morgan Stanley, Mr. Hsieh was Vice Chairman and Sole/Co-Global Head of UBS’s Real Estate Investment Banking Group. Mr. Hsieh is a graduate of the University of California at Berkeley and earned a master’s degree from Harvard University.
Key Qualifications, Experience and Attributes:
As our new President and Chief Executive Officer, Mr. Hsieh brings extensive experience in investment banking, the real estate industry, executive leadership and management, while also bringing a new perspective to our Board. In addition, his substantive public company board experience brings valuable knowledge and corporate governance experience to our Board.

Marianne Lowenthal
Independent Director Nominee
Director Since: 2022
Age: 63
Board Committees: Audit
Selected Directorships and Memberships: Board of Directors, Los Angeles Tourism and Convention; Sustaining Board of Directors, UCLA Anderson Graduate School of Management Ziman Center for Real Estate
Principal Occupation and Business Experience:
Ms. Lowenthal has served as the President and sole principal of Granadier Co., a real estate firm focused on development and redevelopment of multi-family and mixed-use properties in Southern California, since April 1, 2022. From January 2005 to March 2022, she served as Executive Vice President of Development for Combined Properties, Incorporated, leading the national acquisition and development team in mixed-use, retail, residential and hotel projects in highly valued infill markets, primarily in Southern California and the Washington DC area. Ms. Lowenthal was Executive Vice President of Development at the Bond Companies from 2000 to 2004, leading the design and development teams in mixed-use, residential and retail projects.
Key Qualifications, Experience and Attributes:
As a real estate professional for over 30 years, Ms. Lowenthal provides mixed-use, retail, hotel and multifamily development and redevelopment expertise, together with project management experience in the areas of design, entitlements, construction and leasing. In addition, Ms. Lowenthal adds a fresh and valuable perspective on our Company’s opportunities and operations.

10        2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Andrea M. Stephen
Independent Director Nominee
Director Since: 2013
Age: 59
Board Committees: Capital Allocation; Compensation (Chair); Executive
Other Public Company Boards: Slate Grocery REIT
Former Public Company Directorships Within the Last Five Years: Boardwalk Real Estate Investment Trust; First Capital Real Estate Investment Trust
Selected Directorships and Memberships: Enwave Energy Corporation and Willow Bridge Property Company
Principal Occupation and Business Experience:
Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999.
Key Qualifications, Experience and Attributes:
With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.
2024 PROXY STATEMENT        11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS
•Six of our director nominees are independent under the New York Stock Exchange (“NYSE”) listing standards.
•All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.
Our Company is managed under the direction of our Board of Directors, which is currently composed of ten members. Our Board of Directors met eight times in 2023. Each of our directors attended more than 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2023.
Mr. Soboroff retired from our Board effective December 31, 2023. Our Board of Directors appointed Mr. Hsieh as a director effective March 1, 2024, concurrent with his appointment to the role of President and CEO. Ms. Alford and Messrs. O’Hern and Coppola will not stand for re-election at our Annual Meeting and, accordingly, our Board has determined to reduce the size of the Board to seven members immediately following our Annual Meeting.

DIRECTOR INDEPENDENCE	For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE listing standards and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance, which are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Our Board has determined that Ms. Alford and the following six non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Brandt, Hash, Hernandez, and Hirsch and Mses. Lowenthal and Stephen. Our Board also previously determined that Mr. Soboroff, who retired from our Board on December 31, 2023, was an independent director under the NYSE Rules and our Director Independence Standards during his service on our Board throughout 2023. Mr. Hsieh is not an independent director because he is a current executive-level employee of our Company.

COMMITTEE CHARTERS	The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Board Committee Memberships

During 2023, our Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of these committees, the principal functions of each committee and the number of meetings held in 2023 are described below. Our Board intends to make changes to the composition of its committees effective as of the date of our Annual Meeting so that the membership of each committee will satisfy the requirements of each committee’s written charter and applicable NYSE Rules.

In April 2020, our Board established a Capital Allocation Committee to assist our Board with reviewing and evaluating our short- and long-term capital needs. In 2023, the Capital Allocation Committee was comprised of Eric K. Brandt, Steven R. Hash, Thomas E. O’Hern and Andrea M. Stephen and chaired by Mr. Brandt. The Capital Allocation Committee met four times during 2023. Our Board may from time to time establish other special or standing committees to facilitate the management of our Company or to discharge specific duties delegated by our full Board.
12        2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMMITTEE FUNCTIONS
•appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants
•reviews our financial statements with management and our independent registered public accountants
•reviews and approves with our independent registered public accountants the scope and results of the audit engagement
•pre-approves audit and permissible non-audit services provided by our independent registered public accountants
•reviews the independence and qualifications of our independent registered public accountants
•reviews the adequacy of our internal accounting controls, legal and regulatory compliance and risk assessment and management
•oversees information technology, cybersecurity and other data protection strategies and plans
•reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below
MEMBERS Peggy Alford, Chair* Marianne Lowenthal Steven R. Hash* *Audit Committee Financial Expert Number of Meetings: 8

COMMITTEE FUNCTIONS
•approves and evaluates our executive officer compensation plans, policies and programs
•reviews annually our overall compensation structure and philosophy
•reviews and approves compensation for our executive officers
•reviews and recommends director compensation to our Board
•administers certain of our employee benefit and stock plans
•approves the compensation and oversees the work of any compensation advisers
•conducts the independence assessment with respect to any compensation advisers
MEMBERS Andrea M. Stephen, Chair Eric K. Brandt Daniel J. Hirsch Steven R. Hash Number of Meetings: 4

COMMITTEE FUNCTIONS
•assists our Board in identifying individuals qualified to become Board members and recommends to our Board candidates for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings
•recommends to our Board director nominees for each Board committee
•recommends adoption of and changes to our Guidelines on Corporate Governance
•leads our Board in its annual evaluation of the performance of our Board and our committees
•provides strategic oversight of our Company’s ESG policies and programs
•performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management and our Board
MEMBERS Daniel J. Hirsch, Chair Enrique Hernandez, Jr. Steven R. Hash Number of Meetings: 3

COMMITTEE FUNCTIONS
•exercises the powers and authority of our Board between Board meetings as permitted by applicable law
•implements the policy decisions of our Board on matters not delegated to other committees of our Board
MEMBERS Steven R. Hash, Chair Jackson Hsieh Andrea M. Stephen No meetings held in 2023

2024 PROXY STATEMENT        13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, where the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval or other action. In determining whether to approve a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate. There were no related party transactions identified in 2023.
Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board.

Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.
Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

AUDIT COMMITTEE
As required by the NYSE listing standards, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, cybersecurity oversight and also oversees risk related to our compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE
The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business and the evaluation of emergent environmental, social and governance-related risks.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. In addition, the Audit Committee receives quarterly reports from the Cybersecurity Risk Committee, which oversees the prioritization and escalation of risks from cybersecurity threats to senior leadership, on the Company’s cybersecurity, including cybersecurity controls and procedures, and the Senior Vice President of Information Technology attends Board meetings yearly or more frequently as appropriate, to inform the Board on cybersecurity risks. Our Company conducts mandatory cybersecurity training for employees and has a cyber liability insurance policy in place. Our President
14        2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
and Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and each committee charter provides that the committee may retain outside advisors at our Company’s expense.
Compensation Risk Assessment.     We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and we believe do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our operational metrics and stock price and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is the grant of performance-based LTIP Unit awards that vest based on our performance over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

Additional Compensation Committee Matters.     The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally recognized independent compensation consulting firm, to advise on the design and competitive positioning of our executive and non-employee director compensation programs and make recommendations for change, as appropriate. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. O’Hern, our Chief Executive Officer throughout 2023, generally attended the Compensation Committee meetings in 2023 (excluding any executive sessions) and provided his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. O’Hern’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, with each subcommittee to consist only of independent directors. No such subcommittee has been formed to date.
Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination. The Nominating and Corporate Governance Committee identified Jackson Hsieh as a director nominee in connection with his appointment as President and Chief Executive Officer.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
As set forth in our Guidelines on Corporate Governance, our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to our Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership, and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine are appropriate for review. This process is described in our Guidelines on Corporate Governance, which is available at www.macerich.com under “Investors— Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Stockholders that wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

Our Company’s stockholders also possess the right to nominate candidates for election to our Board through the “proxy access” provisions of our Company’s Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.     Our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees by utilizing a broad concept of diversity, including diversity of professional experience, background, skills, age, areas of expertise and perspective. In addition, our Board considers gender, sexual orientation, racial and ethnic diversity or other characteristics that may positively contribute to the diversity of our Board. Under our Guidelines on Corporate Governance, the Nominating and Corporate Governance Committee shall ensure to the greatest extent practicable that the pool of prospective director candidates that it considers to fill any vacancy or additional director position includes one or more female candidates, one or more LGBTQ+ candidates or one or more racially or ethnically diverse candidates, if, at such time, the Board is lacking gender diversity, LGBTQ+ diversity or racial/ethnic diversity, respectively. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.
Board Leadership Structure

Steven R. Hash, previously our Lead Independent Director, was appointed to serve as Independent Chairman of the Board in June 2018. Mr. Hash actively manages our Board by: working with the CEO, other directors and our management team to set the agenda for our Board meetings; presiding over all meetings of our Board and executive sessions of the independent directors; and other customary duties. The Independent Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management. Our Board believes this structure continues to ensure strong, independent oversight and leadership. The independent directors meet in separate executive sessions after each regularly scheduled non-telephonic Board meeting. The independent directors met four times in 2023.

Our Guidelines on Corporate Governance provide that our Board is free to combine or separate the roles of Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.
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Director Overboarding Limits

The Board believes that it is critical that directors dedicate sufficient time to their service on our Board. The Nominating and Corporate Governance Committee considers a director’s other board and committee leadership positions and memberships that may affect a director’s ability to contribute effectively to our Board and evaluates director commitments annually. Our Guidelines on Corporate Governance provide that Board members may not serve on more than four public company boards, including our Company’s Board. In addition, members of the Audit Committee may not serve on more than three audit committees of public companies, including our Company’s audit committee. However, our Board recognizes that the demands of such participation may vary substantially and may deem an exception appropriate so long as the director maintains sufficient availability to fulfill the director’s duties to our Company. All of our directors are currently in compliance with the limitations on director commitments in our Guidelines on Corporate Governance.
Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, our Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of our Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2023, in accordance with the requirements of the NYSE listing standards, our Board completed an evaluation process focusing on the effectiveness of the performance of our Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to our Board on the results of its evaluation. In addition to our formal annual Board and committee self-evaluations, our Independent Chairman meets with each director individually to provide an additional forum for feedback and reports any additional feedback from those discussions to our Board as necessary.
Succession Planning

Our Board is focused on ensuring that we have a high-performing management team. As part of our human capital management strategy, our Board, acting through our Nominating and Corporate Governance Committee, reviews management development and succession planning at least annually to ensure continuity in our Company’s management, including policies and principles for executive officer selection. This plan, on which each executive officer reports his or her recommendations, addresses both emergency succession and succession in the ordinary course of business. In addition, high-potential leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events. In connection with our recent CEO search, the Board formed a CEO search committee consisting of three independent directors to identify, interview and recommend CEO candidates to our full Board. The committee retained a national search firm to assist it in the CEO search.
Attendance at Stockholders’ Meetings

Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and in-person attendance is traditionally light. Three of our executive officers attended our 2023 annual stockholders’ meeting.
Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE listing standards. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics. To the extent required by applicable SEC rules and NYSE listing standards, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Corporate Governance Policies—Code of Business Conduct and Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors are compensated for their services according to an arrangement approved by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee generally reviews director compensation annually and engages FW Cook every two years to conduct a competitive review of our non-employee director compensation program. Any Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director, which included Messrs. O’Hern and Coppola during 2023. Mr. Hsieh is currently the only director who is also an employee of our Company or a subsidiary and therefore does not receive any additional compensation for his service on our Board. No changes were made to our annual director compensation program during 2023. However, the chair of the CEO search committee received $50,000 and the other members of the CEO search committee each received $35,000.

Annual Retainer for Service on our Board	$70,000
Annual Equity Award for Service on our Board

$135,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is following our Annual Meeting each year. The restricted stock units are granted under our Amended and Restated 2003 Equity Incentive Plan, as currently in effect (the “2003 Incentive Plan”) and have a one-year vesting period.

Annual Retainer for Independent Chairman of the Board	$125,000 – 50% cash and 50% restricted stock units granted simultaneously with and upon the same terms as the annual equity award.
Annual Retainers for Chairs of Audit, Capital Allocation, Compensation and Nominating and Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Capital Allocation: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500
Annual Retainer for Committee Membership and ex officio attendance of Independent Chairman of the Board	Audit: $15,000 Capital Allocation: $12,500 Compensation: $12,500 Nominating & Corp. Governance: $12,500
Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.
NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAMS

In addition to the annual equity awards described above, our Eligible Directors’ Deferred Compensation/Phantom Stock Plan (the “Deferral Plan”) offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent it is earned through board service) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Compensation eligible for deferral under the Deferral Plan includes the annual cash retainers payable to our non-employee directors, as described above. Three of our non-employee directors serving in 2023 elected to receive all or a portion of their 2023 cash retainers in stock units under the Deferral Plan. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the fair market value of our Common Stock on the applicable determination date. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 650,000 shares of our Common Stock may be issued in total under our Deferral Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in the event of the death or disability of a director or, upon the termination of service as a director at the time of or after a change of control event. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying shares of Common Stock after termination of service or on a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with a non-employee director’s payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the deferred restricted stock units is accelerated in the event of the death or disability of a non-employee director or upon a change of control event.

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2023 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth the compensation paid, awarded or earned with respect to each of our non-employee directors during 2023. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford	105,000	135,000	240,000
John H. Alschuler(3)	35,495	—	35,495
Eric K. Brandt	115,000	135,000	250,000
Steven R. Hash(4)	247,500	197,500	445,000
Enrique Hernandez, Jr.	82,500	135,000	217,500
Daniel J. Hirsch	95,000	135,000	230,000
Marianne Lowenthal	85,000	135,000	220,000
Steven L. Soboroff(5)(6)	142,500	135,000	277,500
Andrea M. Stephen(6)	162,500	135,000	297,500
(1)Pursuant to our Deferral Plan, Mr. Hernandez and Mses. Alford and Stephen, elected to defer part of his or her annual cash retainers for 2023 and to receive such compensation in Common Stock at a future date. Therefore, for 2023 compensation, Mr. Hernandez and Mses. Alford and Stephen were credited with 7,454, 5,937 and 3,605 stock units, respectively, which vested during 2023 as their service was provided.
(2)The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock unit awards during 2023 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2024. The amount reported in this column reflects the accounting costs for these restricted stock unit awards and does not correspond to the actual economic value that may be received by the directors upon the vesting of the restricted stock units.
Messrs. Brandt, Hernandez, Hirsch and Soboroff and Mses. Alford, Lowenthal and Stephen each received 14,004 restricted stock units and Mr. Hash received 20,487 restricted stock units on May 31, 2023 under our 2003 Incentive Plan. The closing price per share of our Common Stock on that date was $9.64.
(3)Mr. Alschuler retired from our Board effective May 31, 2023.
(4)Includes a one-time payment of $50,000 for serving as Chair of the CEO search committee.
(5)Mr. Soboroff retired from our Board effective December 31, 2023. On January 26, 2024, the Compensation Committee modified the terms of the outstanding restricted stock unit award held by Mr. Soboroff to accelerate the vesting period to January 31, 2024 and as a result 14,004 shares of Common Stock underlying such award were issued to Mr. Soboroff.
(6)Includes a one-time payment of $35,000 for serving as a member of the CEO search committee.

As of December 31, 2023, our non-employee directors held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units (#)
Peggy Alford	14,004
Eric K. Brandt	14,004
Steven R. Hash	20,487
Enrique Hernandez, Jr.	14,004
Daniel J. Hirsch	14,004
Marianne Lowenthal	14,004
Steven L. Soboroff	14,004
Andrea M. Stephen	14,004
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

TOGETHER FOR TOMORROW

Macerich is committed to long-term value creation at our properties, concepts we view as interconnected with our natural and human environments, and responsible corporate oversight.

In 2023, as we assessed our progress toward sustainable operations, inclusive community-building and transparent leadership, we recognized that our performance cannot be measured in isolation. Maintaining our momentum demands that we respond to our world and refine our understanding of our impact.

For that reason, we are evolving our responsibility and setting new guideposts. Our environmental team has established a formal goal of achieving operational net-zero carbon emissions by 2035 and aligning our supply chain with that initiative by 2040. In addition to achieving carbon neutrality by 2030, these ambitions are an existing goal that is well within reach. In light of this aggressive reset, we have evolved our assessment of our progress, beginning anew with benchmarks from 2021 forward.

Additionally, we continue diversifying our workforce and tenant and supplier base to offer opportunities to talented individuals of all backgrounds and identities, building the foundation for social sustainability. We continue to operate under transparent, responsible governance practices, including how employees at all levels play a role in our ESG activities.

Above all, we seek to increase stakeholder value while delivering a brighter future to our retailers, communities and all stakeholders. That includes using resources wisely, making space for all, and operating properties that serve as vibrant places where people gather to shop, eat, play and enjoy the world we share.

To learn more about our ESG strategy, the Macerich Corporate Responsibility Report is available at www.macerich.com/CorporateResponsibility. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Emission Targets By Year
Total Market Based Emissions
Goal
300000
250000
200000
150000
100000
50000
0
2021
2022
2023
2030
Carbon Neutrality
2035
Operational
Net Zero
2040
Supply Chain
Net Zero

OUR FOUNDATION FOR TOMORROW

Our approach to corporate responsibility is woven into the fabric of our Company. For us, that means offering inclusive opportunities throughout our business, operating properties that celebrate the diversity of our communities from coast to coast, and assessing how our actions affect both the natural environment and our economic context.

To align our Company behind these values to meet our ambitious goals, we organized our efforts into five areas that serve as guideposts.
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Stewards of Natural Resources We lead the way in designing strategies that empower our properties to operate beyond carbon neutrality and evolve to net-zero operations to preserve and protect communities and the planet’s resources.

Education and Enrichment We strive to create a positive work environment and culture of belonging where our employees feel valued and supported, with meaningful opportunities to learn and grow professionally.

Sustainability and DEIB-Integrated Operations We embrace a principled approach to nurturing a deeply inclusive and equitable business ecosystem.

Making Space for All We create properties and workplaces that foster connection, support our culture of belonging and build essential ties with our communities.

Responsible Corporate Oversight We foster an atmosphere of transparency and sound governance to develop properties and a Company that leads the way to tomorrow.
MAKING AN IMPACT

Macerich has implemented an ESG structure that supports the oversight, executive management and program implementation of its fully integrated sustainability efforts. We define true sustainability as encompassing environmental and social initiatives under an umbrella of strong governance.

Our oversight structure embodies inclusion. Together, our cross-disciplinary stakeholders execute strategic objectives focused on climate-related risk management and sustainability.

Our Board, through the Nominating and Corporate Governance Committee, provides strategic oversight concerning environmental and sustainability matters. While our executive leadership team has ultimate responsibility for our ESG initiatives, our cross-functional MacImpact committee influences the operational direction of this work, and a network of employee-driven working groups tactically executes those initiatives.

As the industry moves toward a globally recognized standard by which companies can be measured, Macerich is committed to accurately reporting on our environmental, social and governance performance based on the following standards and frameworks: Global Reporting Initiative (GRI), United Nations Sustainable Development Group (UNSDG) and International Sustainability Standards Board (ISSB).

To learn more about our pillars, progress and goals, the Macerich Corporate Responsibility Report is available at https://www.macerich.com/CorporateResponsibility. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

PEOPLE AND PROPERTIES WITH PURPOSE

In alignment with the five guideposts that mark our foundation for tomorrow, Macerich has mapped a detailed course to achieve measurable results. Below are highlights of our 2023 achievements in key aspects of our sustainability journey. More details are available in the Macerich Corporate Responsibility Report, which is available at https://www.macerich.com/CorporateResponsibility. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.
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OUR PATHWAY TO NET ZERO

On our path to net-zero operations, we maintain a highly strategic focus, meticulously planning each step to minimize our environmental footprint and maximize sustainability. We have made significant progress toward our Scope 1 and Scope 2 milestones. In 2023, we established specific actions and objectives to reduce and mitigate Scope 3 impacts. These crucial milestones serve as precise indicators of our progress toward our overarching goal: While we aim to achieve carbon-neutral operations by 2030, our vision extends to reaching operational net zero by 2035.

Electricity Consumption by Source
MWh
450000
400000
350000
300000
250000
200000
150000
100000
50000
0
2021
2022
2023
Utility Purchased Electricity
Renewable Procurement
Solar PV & Fuel Cell On-Site Generation

Water Intensity by Year
30
25
20
15
10
5
0
Baseline 2021
2022
2023
2024
2025
2026
2027
2028
2029
Target 2030
Actual
Goal

Our initiatives to date have achieved notable reductions in nonrenewable energy use, water use and waste production. Across our portfolio, 34% of the energy we use is from clean or renewable resources. We’re also well on our way to our goal of reducing net water consumption by 50% from 2015 levels, with smart irrigation and leak detection in place at over 50% of our properties. And in 2023, we achieved a 55% total waste diversion rate. We are energized about what the future holds as we strive toward healthier and greener communities well into tomorrow.

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BUILDING THE WORKFORCE OF TOMORROW

Macerich believes that our work to attract and retain diverse talent today will create a sustainable workforce that better represents the communities we serve and improves our organizational agility and future performance.

Our commitment to diversity, equity, inclusion and belonging (DEIB) is integral to our business ethos. We believe that our organization is stronger when we embrace our employees’ diverse perspectives and work to increase gender, racial and ethnic representation across all disciplines and levels.

In 2023, our focused employee recruitment and retention practices continued to deliver gains toward our objective of enhancing gender and ethnic diversity within leadership roles (VP and above) and creating a diverse pipeline of future leaders. In 2023, Macerich marked notable representation progress across both job applicant pools and promotions at the Vice President and Assistant Vice President levels, with individuals identifying as female accounting for 40% of promotions at the Vice President level and 89% at the Assistant Vice President level. Individuals identifying as female from underrepresented groups accounted for 22% of all promotions at the Assistant Vice President level.

As an equal opportunity employer, we are committed to diversity, recognition and inclusion and reward our employees based on merit and their contributions by the principles and requirements of federal, state and local laws, including the Equal Employment Opportunities Commission and the principles and requirements of the Americans with Disabilities Act.

Our Company’s policies set forth our commitment to provide equal employment opportunities and recruit, hire and promote at all levels without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, disability, protected veteran status or any other characteristic protected by local, state or federal laws. We also take an active role in improving the communities in which our employees and customers live and work. Our social responsibility activities engage and support our communities through volunteerism and philanthropy.

Creating Organizational Resilience Through Our Workforce

Macerich recognizes the value of strengthening our workforce with diverse thoughts, ideas and people. We put great effort into cultivating an inclusive company culture that attracts top talent and fosters collaboration, innovation and belonging while providing professional development opportunities and training. Investing in our employees’ careers through mentorship, learning and development, and internships cultivates an environment where our top talent can grow into future Company leaders, and everyone has confidence in their significance in our ongoing collective success.

Doing Good Together

Macerich has always believed in the power of togetherness, connection and belonging — creating properties and workplaces with purpose that are productive, inclusive and sustainable hubs for the communities we serve. From our property events to employee engagement, volunteerism and philanthropic efforts, we are united in shared causes. Caring about each other, our communities and the planet is part of who we are as a Company.

We celebrate diverse cultures and communities that fit the needs and identities of the local market, including Lunar New Year, Black History Month, Hispanic Heritage Month, Diwali, Hanukkah, Día de los Muertos, and other community-centric celebrations.

In April 2023 (Earth Month), our properties hosted 85 activities showcasing electronics recycling, on-center displays featuring repurposed or recycled materials, and electric vehicle showcases. We helped our shoppers pledge to use reusable shopping bags and in turn, planted 50,000 trees with One Tree Planted. And our employees spent over 564 hours of volunteer time collecting 5,600+ pounds of trash in parks and neighborhoods.

And we know the power our blood drives and wellness events have across the country, as they continue to impact those in need. In the past two years alone, Macerich has impacted an estimated 52,000 lives with life-saving donations.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
To learn more about our efforts, the Macerich Corporate Responsibility Report is available at www.macerich.com/CorporateResponsibility. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.
Philanthropy

Our employees enthusiastically embrace the opportunity to make a difference in the communities where they live and work by donating their time and financial resources. Through the Macerich Volunteer Program (MVP), we offer all full-time employees 24 hours of paid volunteer time each year. Employees can volunteer individually with nonprofits or as part of a Macerich group at larger events. These initiatives strengthen relationships within communities, foster relationships among employees and provide the opportunity for employees to serve the greater community.

Additionally, through the MVP Portal, a donor-advised giving platform, employees can make donations to support nonprofit organizations through payroll deduction. They may request a matching contribution through Macerich’s donor-advised fund, compounding the impact of donations in the communities.

In 2023, our properties hosted over 273 holiday events — from school choir performances, holiday character appearances, charity gift wrap centers and other events — that made the season magical. Additionally, through the collective power of communities, employees and holiday spirit, Macerich put children’s charities front and center in 2023. More than 204 organizations received $185,000 in donations, and we recognized 44 local heroes for their work on behalf of children in their communities. Over 35% of total contributions came through our special triple-match Giving Tuesday employee match program.

Feedback

We encourage two-way engagement and productive feedback from our employees. Channels for engaging employees include MacCentral (the Company intranet), ongoing communication from the Company, performance reviews and informal conversations with managers, peer mentoring, training, educational and career development opportunities, community events, our ethics hotline and social media. We believe our continued focus on ensuring that all people are welcome as employees at Macerich, giving back to the communities in which we operate and offering employees several ways to provide feedback has helped retain key employee talent during the past several years of significant labor challenges across all industries and wage categories.
24        2024 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS
The following table sets forth, as of March 31, 2024, the names, ages and positions of our executive officers and the year each became an executive officer.

Name	Age	Position	Executive Officer Since
Jackson Hsieh	63	President and Chief Executive Officer	2024
Douglas J. Healey	60	Senior Executive Vice President, Head of Leasing	2018
Scott W. Kingsmore	56	Senior Executive Vice President, Chief Financial Officer and Treasurer	2019
Ann C. Menard	60	Senior Executive Vice President, Chief Legal Officer and Secretary	2018
Kenneth L. Volk	60	Executive Vice President, Business Development	2019
On February 5, 2024, our Company announced that Jackson Hsieh would be appointed to the role of President and Chief Executive Officer effective March 1, 2024. Concurrently with Mr. Hsieh’s appointment, our Company announced that Thomas E. O’Hern was retiring as CEO and Edward C. Coppola was retiring as President effective February 29, 2024.

EQUITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS
The following table sets forth the beneficial ownership of our Common Stock and units of our Operating Partnership (“OP Units”) exchangeable for shares of our Common Stock, as of March 22, 2024, unless otherwise noted, for (i) each of our current directors, (ii) each of our named executive officers who is not a director, (iii) our directors and executive officers as a group and (iv) each person known by our Company to beneficially own more than 5% of our outstanding shares of Common Stock. All information in the following table is based on Schedules 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names. As of March 22, 2024, there were 215,750,149 shares of our Common Stock outstanding.

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock and OP Units(4)
Peggy Alford	40,419	(5)	*	—		*
Eric K. Brandt	39,871	(6)	*	—		*
Edward C. Coppola	667,891	(7)	*	2,106,629	(8)	1.27%
Steven R. Hash	18,445	(9)	*	—		*
Enrique Hernandez, Jr.	—	(10)	*	—		*
Daniel J. Hirsch	4,732	(11)	*	—		*
Jackson Hsieh	30,500		*	443,326	(12)	*
Marianne Lowenthal	—	(13)	*	—		*
Thomas E. O’Hern	106,033	(14)	*	1,020,190	(15)	*
Andrea M. Stephen	71,755	(16)	*	—		*
Scott W. Kingsmore	36,310	(17)	*	245,199	(18)	*
Douglas J. Healey	67,796		*	231,516	(19)	*
Ann C. Menard	14,494	(20)	*	248,048	(21)	*
All directors and executive officers as a group (14 persons)(22)	1,151,117		*	4,483,326		2.56%
BlackRock, Inc.(23)	40,884,477		18.95%	—		18.95%
Smead Capital Management, Inc. (24)	20,504,170		9.50%	—		9.50%
State Street Corporation(25)	14,387,092		6.71%	—		6.71%
The Vanguard Group(26)	34,478,278		15.98%	—		15.98%
*Less than 1%.
2024 PROXY STATEMENT        25

EQUITY OWNERSHIP
** Unless otherwise indicated, the business address of each person or entity is c/o The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401.
(1)Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.
(2)Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units).
(3)Our Company is the sole general partner of, and owns an aggregate of approximately 96% of the OP Units in, our Operating Partnership. Our Operating Partnership holds directly or indirectly substantially all of our interests in the Centers. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our Company’s election.
Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described beginning on page 40 of this Proxy Statement. LTIP Units may be performance-based, service-based or fully-vested.
Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.
(4)Assumes that all OP Units or LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.
(5)In addition to the securities disclosed in the above table, Ms. Alford has 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan and 31,662 phantom stock units credited under the terms of our Deferral Plan, the vesting and terms of which are described under “Compensation of Non-Employee Directors” above. Stock units, including the stock units issued under our 2003 Incentive Plan and our Deferral Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.
(6)In addition to the securities disclosed in the above table, Mr. Brandt has 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan.
(7)Includes 53,426 shares held by a family limited partnership of which Mr. Coppola has sole beneficial ownership and 29,445 shares held in a family trust of which Mr. Coppola has shared beneficial ownership.
(8)Includes 163,990 OP Units held in a family trust of which Mr. Coppola has shared beneficial ownership, 214,650 vested LTIP Units and 70,647 stock units that will vest after May 23, 2024. In addition to the securities disclosed in the above table, Mr. Coppola has 417,336 unvested performance-based stock units.
(9)In addition to the securities disclosed in the above table, Mr. Hash has 59,948 vested stock units, 13,132 stock units credited as dividend equivalents and 20,487 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan and 7,564 phantom stock units credited under the terms of our Deferral Plan.
(10)Mr. Hernandez has 11,421 vested stock units, 1,721 stock units credited as dividend equivalents and 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan and 20,441 phantom stock units credited under the terms of our Deferral Plan.
(11)In addition to the securities disclosed in the above table, Mr. Hirsch has 39,767 vested stock units, 8,232 stock units credited as dividend equivalents and 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan and 14,239 phantom stock units credited under the terms of our Deferral Plan.
(12)Mr. Hsieh has 443,326 service-based LTIP Units that will vest after May 23, 2024 and 261,124 unvested performance-based LTIP Units.
(13)Ms. Lowenthal has 11,421 vested stock units and 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan.
(14)Includes 2,390 shares held by Mr. O’Hern as custodian for his children and 743 shares Mr. O’Hern holds jointly with one of his children.
(15)Includes 395,315 vested LTIP Units and 123,140 service-based LTIP Units that will vest after May 23, 2024. In addition to the securities disclosed in the above table, Mr. O’Hern has 709,938 unvested performance-based LTIP Units.
(16)Includes 63,289 shares held by Ms. Stephen’s husband. In addition to the securities disclosed in the above table, Ms. Stephen has 42,241 vested stock units, 9,665 stock units credited as dividend equivalents and 14,004 stock units that will vest after May 23, 2024 under our 2003 Incentive Plan and 34,935 phantom stock units credited under the terms of our Deferral Plan.
(17)All shares disclosed in the table are held by a family trust of which Mr. Kingsmore has shared beneficial ownership.
(18)Includes 86,987 vested LTIP Units and 93,147 service-based LTIP Units that will vest after May 23, 2024. In addition to the securities disclosed in the above table, Mr. Kingsmore has 137,889 unvested performance-based LTIP Units.
(19)Includes 82,097 vested LTIP Units and 85,298 service-based LTIP Units that will vest after May 23, 2024. In addition to the securities disclosed in the above table, Mr. Healey has 122,432 unvested performance-based LTIP Units.
(20)All shares disclosed in the table are held by a family trust in which Ms. Menard has shared beneficial ownership.
(21)Includes 82,097 vested LTIP Units and 93,399 service-based LTIP Units that will vest after May 23, 2024. In addition to the securities disclosed in the above table, Ms. Menard has 129,629 unvested performance-based LTIP Units.
(22)Includes certain LTIP Units. See footnotes above.
(23)The Schedule 13G/A filed with the SEC on January 19, 2024 indicates that the reporting entity is a parent holding company and has sole voting power with respect to 39,544,315 shares and sole dispositive power with respect to 40,884,477 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
26        2024 PROXY STATEMENT

EQUITY OWNERSHIP
(24)The Schedule 13G/A filed with the SEC on January 30, 2024 indicates that the reporting entity is a registered investment advisor and has sole voting power and sole dispositive power with respect to 20,504,170 shares, reporting on behalf of the following individuals: William W. Smead and Cole W. Smead. The business address of Smead Capital Management, Inc. is 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016.
(25)The Schedule 13G/A filed with the SEC on January 29, 2024 indicates that the reporting entity is a parent holding company and has shared voting power with respect to 11,575,014 shares and shared dispositive power with respect to 14,365,906 shares, reporting on behalf of the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Advisors Trust Company, State Street Global Advisors Australia, Limited, State Street Global Advisors (Japan) Co., Ltd and State Street Global Advisors Asia Limited. The business address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114.
(26)The Schedule 13G/A filed with the SEC on February 13, 2024 indicates that the reporting entity is a registered investment advisor and has shared voting power with respect to 323,070 shares, sole dispositive power with respect to 33,921,848 shares and shared dispositive power with respect to 556,430 shares. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION
Biographical information concerning Mr. Hsieh is set forth above under the caption “Information Regarding Director Nominees.”
Douglas J. Healey was appointed as our Senior Executive Vice President, Head of Leasing in March 2020 and previously served as our Executive Vice President of Leasing from March 2016 until March 2020. Mr. Healey joined our Company in May 2005 as a Senior Vice President of Leasing following our acquisition of the Wilmorite portfolio. Mr. Healey directs strategic leasing for our Company’s entire portfolio of regional shopping centers and has over 25 years of expertise in the retail industry, specializing in retail merchandising. Prior to joining our Company, he held various leasing positions with Wilmorite Properties from 1991 until 2005. Mr. Healey is a member of the International Council of Shopping Centers.
Scott W. Kingsmore became our Chief Financial Officer and Treasurer on January 1, 2019 and was appointed a Senior Executive Vice President in March 2020. Mr. Kingsmore is responsible for accounting, financial and tax reporting, investor relations, raising capital through debt and equity markets and information technology systems. His tenure at our Company started in 1996 as Vice President and Controller, and since then he has served in key roles in finance for over 20 years, most recently as Senior Vice President of Finance from April 1, 2004 until December 31, 2018. Prior to joining our Company, he worked for Westfield America within its corporate accounting department. Mr. Kingsmore was also a certified public accountant with PricewaterhouseCoopers from 1991 to 1995, and he graduated from University of California at Los Angeles in 1991.
Ann C. Menard joined our Company in January 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018. Ms. Menard became one of our Senior Executive Vice Presidents as of March 2020 and serves as legal advisor to our Board of Directors and company executives. Ms. Menard oversees a full suite of organizational operations, including human resources, regulatory and corporate governance, strategic relationships, sustainability, risk management and legal affairs. Prior to joining our Company, Ms. Menard was U.S. General Counsel and Managing Director for Tishman Speyer, a global real estate owner, operator, developer and fund manager from October 2005 through December 2017, where she managed legal activities and risk in connection with operations in major U.S. markets, including Los Angeles, San Francisco, Silicon Valley, Seattle, Chicago and Atlanta. Prior to joining Tishman Speyer, Ms. Menard was a partner in the real estate and corporate finance departments at O’Melveny & Myers, LLP in their Los Angeles and Newport Beach offices. Ms. Menard is a member of the Corporate Governance Council, National Association of Real Estate Investment Trusts and received her JD, magna cum laude, from Loyola Law School of Los Angeles in 1991, after graduating with a Bachelor of Arts degree from the University of California, Los Angeles.
Kenneth L. Volk was appointed Executive Vice President of Business Development in January 2019 and directs common area retail, media and sponsorship, brand experiences and alternative revenue, as well as short-term inline leasing. Mr. Volk joined our Company in 2007 as Senior Vice President and Chief Marketing Officer overseeing business development and marketing. He has over 25 years of experience in the retail REIT industry, specializing in marketing and communications. Prior to joining our Company, Mr. Volk served as Senior Vice President of Marketing and Communication for The Mills Corporation from September 2002 to March 2007, where he also oversaw strategic partnerships and the Mills TV digital media network. Mr. Volk also previously served as Senior Vice President of Shopping Center Marketing for Simon Property Group from May 1989 until August 2002.

2024 PROXY STATEMENT        27

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Chairman of the Board, by sending an e-mail as follows:

•Board of Directors boardofdirectors@macerich.com •Non-Management Directors nonmanagementdirectors@macerich.com	Such communications may also be submitted in writing in care of: Attention: Secretary The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, CA 90401

•Chairman of the Board chairman@macerich.com

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2023 and this Proxy Statement for our 2024 Annual Meeting of Stockholders.
The Compensation Committee
Andrea M. Stephen, Chair
Eric K. Brandt
Steven R. Hash
Daniel J. Hirsch

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2023 were:

Named Executive Officers	Title

Thomas E. O’Hern(1)	Former Chief Executive Officer

Edward C. Coppola(2)	Former President

Scott W. Kingsmore	Senior Executive Vice President, Chief Financial Officer and Treasurer

Douglas J. Healey	Senior Executive Vice President, Head of Leasing

Ann C. Menard	Senior Executive Vice President, Chief Legal Officer and Secretary
(1)    Mr. O’Hern retired from his position as CEO on February 29, 2024.
(2)    Mr. Coppola retired from his position as President on February 29, 2024.

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.” Except as the context otherwise requires, references to “LTIP Units” in this CD&A and the accompanying Executive Compensation Tables includes both LTIP Units in the Operating Partnership and restricted stock units of the Company.
28        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
BUSINESS HIGHLIGHTS

OPERATIONAL ACHIEVEMENTS:
•Sustained occupancy growth, strong tenant sales and increases in common area revenue drove strong same-center NOI growth in 2023 of 4.5%, which was our Company’s third consecutive year of strong NOI growth (see Appendix I for non-GAAP reconciliation)

•Executed seven loan transactions totaling approximately $2.8 billion, or approximately $2 billion at our ownership share. This included an approximate 4.5-year renewal and upsizing of our $650 million revolving corporate credit facility during Q3 2023

•Achieved a total shareholder return of 46% for 2023 — a top 10 finish among all real estate investment trusts (“ REITs”)

•Base rent re-leasing spreads were 17% greater than expiring base rent for the year ended December 31, 2023

•Portfolio occupancy increased to 93.5% as of December 31, 2023

LEASING ACHIEVEMENTS:
•Reported the strongest leasing volume on record by leasing 4.2 million square feet, representing a 12% increase in the amount of square footage leased over 2022

•Opened 257 stores for 1.6 million square feet, representing an 80% increase in store openings versus 2022 across all brand categories, including luxury, digitally native and emerging, international, experiential and traditional retail

•Executed leases for 81 new-to-portfolio brands across 96 stores, totaling over 600,000 square feet

•Maintained a strong leasing pipeline for 2024 through 2026, including 2.2 million square feet of signed leases, totaling $62 million of incremental rent from new stores not yet open

•Continued our diversification strategy by executing approximately 2 million square feet of grocery use portfolio-wide, benefiting our properties with repeat, regular visits and increasing our innovative tenants, including fitness and experiential uses, such as Beyond Yoga, CAMP, Club Studio, Kiln, Level99, Industrious, Life Time and Round One Spo-Cha

COMMUNITY OUTREACH ACHIEVEMENTS:
•Supported more than 433 unique organizations through volunteerism and in-kind/monetary donations

•Executed more than 2,250 community events at our shopping centers, from movies and concerts to holiday and cultural events and farmer's markets

•Collected supplies and backpacks to equip 20,000 kids for school and continued our laptop donation program that has distributed over 750 computers to schools and community organizations since 2020, including 130+ laptops in 2023

•Donated over 1.8 million meals since 2020 to organizations that help people living with food insecurity

•Hosted blood drive events at our shopping centers, collecting life-saving donations that impacted up to 52,000 lives

•Noted a 37% increase in donations made through our Company’s donor-advised funds program

•Logged 1,420 employee volunteer hours through the Macerich Volunteer Program

2024 PROXY STATEMENT        29

COMPENSATION DISCUSSION AND ANALYSIS

ENVIRONMENTAL/ SUSTAINABILITY ACHIEVEMENTS:
•Achieved #1 ranking among all U.S. retail and top 10 in retail worldwide in the 2023 GRESB Real Estate Assessment and rated A for disclosure

•Included in the top tier CDP Climate ‘A’ List for the eighth year

•Named among America’s Most Responsible Companies by Newsweek and Statista

•Achieved ISS Prime Status

•Ranked #23 on the Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies, landing on the list for the seventh year

•Received recognition for four properties as IREM Certified Sustainable Properties

•Achieved Green Lease Leader – Silver recognition for the newly implemented Green Lease program

•Attained 34% of total energy consumption supplied from clean and renewable sources

EMPLOYEE ENGAGEMENT/ CULTURE ACHIEVEMENTS:
•Continued our progress in leadership representation, with individuals identifying as female accounting for 40% of promotions at the Vice President level and 89% at the Assistant Vice President level, with individuals identifying as female from underrepresented groups accounting for 22% of all promotions at the Assistant Vice President level

•MacImpact Committee, a cross-disciplinary advisory group, meets quarterly with organizational leaders; this strategic body guides and amplifies our environmental and corporate social responsibility efforts

•Expanded our summer diversity internship program to eight department tracks and nearly doubled the number of participants

•Increased mentorship program participation by 49% year-over-year

•Facilitated employee engagement and advocacy through employee panel events and physical and mental well-being challenges and provided ongoing support to our Employee Resource Groups — Parents at Macerich and Veterans at Macerich

•Delivered over 2,500 hours of training with more than 2,400 completed training courses to employees through our Training and Education Portal

30        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION HIGHLIGHTS
Compensation Elements.    The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers:

Pay Element	Objectives and Key Features	2023 Highlights

Salary	•Relatively low, fixed cash pay as compared to other pay elements based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions
•Base salaries remained unchanged for Messrs. O’Hern and Coppola

•Base salaries for Messrs. Healey and Kingsmore and Ms. Menard were each increased by 20% effective October 30, 2023 to better reflect the scope of their responsibilities

Annual Incentive Bonus
•Variable short-term incentive
•Rewards achievement of both corporate and individual performance
•Measures and goals are established to align with annual strategies and operating plans designed to support our Company’s short-term financial and strategic objectives:
•Corporate scorecard goals common to all executives (weighted at 75%) included:
•Same Center NOI Growth
•Year-End Reported Occupancy
•Net Debt Reduction
•Leasing Spreads
•Redevelopment
•Environmental Initiatives
•Individual performance against pre-established goals was weighted 25%

•At the time the performance objectives for the 2023 annual incentive program were established in the first quarter of 2023, they were deemed appropriately challenging and rigorous
•Our performance against the corporate scorecard goals was strong, with four goals achieved at maximum, one goal achieved between target and maximum, and one goal achieved below threshold. The resulting weighted average payout was 120% of target
•Individual performance against pre-established goals was awarded between target and maximum
•Refer to “Compensation for 2023 Performance — Annual Incentives” for more detail

Long-Term Incentives
2023 Performance-Based LTIP Units
•Variable long-term incentive
•Program design continued in 2023 to support our multi-year business strategies and align pay delivery with performance and stockholder value
•May be earned from 0% to 150% of target number of units based on performance versus three-year FFO per share goals (weighted 50%) and three-year Year-end Reported Occupancy goals (weighted 50%), with potential modification +/-20% based on three-year relative total stockholder return (“TSR”) versus publicly-traded, US-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs (the “Equity Peer REITs”)
2023 Service-Based LTIP Units
•Vest in equal annual installments over a three-year period to promote stockholder alignment, retention and stability of our management team

•Target LTIP Unit grant values for the awards made January 1, 2023 to the named executive officers remained the same as 2022
•For 2023 the Committee granted the same mix of performance-based and time-based LTIP Units as compared to our 2022 grants, i.e., 75% performance-based LTIP Units for CEO and President and 50% for other named executive officers. The remaining value was granted in service-based LTIP Units
 2021 Performance-Based LTIP Units
 Earned in 2023

•The performance-based LTIP Units granted in 2021 were earned at 83.7% of target based on above-target performance versus the FFO per share goals, below target performance versus the occupancy goals, and relative TSR at the 64th percentile

2024 PROXY STATEMENT        31

COMPENSATION DISCUSSION AND ANALYSIS
Target Total Direct Compensation Mix

Chief Executive Officer
2023 Target Pay Mix
Other Named Executive Officers - Average
2023 Target Pay Mix
32        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
LTIP Pay for Performance Alignment.    The tracking of the performance-based LTIP Unit awards for 2021 through 2023 reflects strong pay for performance alignment with respect to the applicable performance periods. The graphic below summarizes the performance periods and outcome, or projected outcome, of our performance-based LTIP Unit awards in 2021, 2022 and 2023, through December 31, 2023.

LTIP Performance Period	2021	2022	2023	2024	2025	Status	Payout as Percentage of Target

2021 3-Year LTIP	100% Complete					Earned Below Target	83.7%

2022 3-Year LTIP		67% Complete				Tracking Above Target	101%(1)

2023 3-Year LTIP			33% Complete			Tracking Above Target	142%(2)

(1)Represents our actual performance for the portion of the award (40% of the total award opportunity) eligible to be earned based on our financial and operational performance during the periods beginning (i) January 1, 2022 and ending December 31, 2022 (relating to 20% of the total award opportunity) and (ii) January 1, 2023 and ending December 31, 2023 (relating to 20% of the total award opportunity), as modified upward by 2.67% based on our relative TSR ranking as of December 31, 2023, as though the cumulative performance period had ended on such date. We make no estimate as to our financial and operational performance with respect to the remaining 60% of the award eligible to be earned based on our performance during the remaining performance periods under the award and no prediction as to the future performance of our stock for purposes of estimating our relative TSR ranking upon the conclusion of the full performance period.
(2)Represents our actual performance for the portion of the award (20% of the total award opportunity) eligible to be earned based on our financial and operational performance during the period beginning January 1, 2023 and ending December 31, 2023, as modified upward by 20% based on our relative TSR ranking as of December 31, 2023, as though the cumulative performance period had ended on such date. We make no estimate as to our financial and operational performance with respect to the remaining 80% of the award eligible to be earned based on our performance during the remaining performance periods under the award and no prediction as to the future performance of our stock for purposes of estimating our relative TSR ranking upon the conclusion of the full performance period.

The three-year performance period for the 2021 performance-based LTIP Unit awards has been completed and the Company achieved three-year FFO per share between target and maximum for a percentage earned of 63.8% of the target LTIP Units and achieved three-year Permanent Occupancy between threshold and target for a percentage earned of 11.3% of the target LTIP Units. The Company’s TSR for the performance period beginning January 1, 2021 and ending December 31, 2023 was at the 64th percentile of the Equity Peer REITs, resulting in a TSR modifier of +11.43%. Accordingly, 83.7% of the target 2021 performance-based LTIP Unit awards were earned for the three-year performance period ended December 31, 2023.
2023 Say-on-Pay Vote

At our 2023 Annual Meeting of Stockholders, approximately 96% of the votes cast were in favor of the non-binding, advisory Say-on-Pay resolution. The Committee considered both the results of the 2023 advisory vote on executive compensation, as well as feedback from our ongoing engagement with stockholders on a variety of issues, including executive compensation and corporate governance. Our Company believes that this support level demonstrates a strong alignment among our stockholders and our executive compensation program. Accordingly, the Committee did not make any changes to the Company’s executive compensation program in response to the 2023 “Say-on-Pay” vote. As part of our commitment to ongoing transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues.
Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:
No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.
No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any excise tax gross-ups.
Double-Trigger Equity Vesting.    Our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.
Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors, and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” in this Proxy Statement.
2024 PROXY STATEMENT        33

COMPENSATION DISCUSSION AND ANALYSIS
Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards. See “Stock Ownership Policies” in this Proxy Statement.
Clawback Policy.    Effective October 2, 2023, our Company’s Board of Directors adopted a Compensation Recovery Policy that complies with the rules issued by the SEC under the Exchange Act and requires the Company to recover all erroneously awarded incentive-based compensation received by executive officers during a specified look-back period in the event that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.
No Repricing.    We do not permit repricing of underwater options or SARs or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.
Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.
Anti-Pledging Policy.    We have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, based on information provided by our directors and officers, no shares of our Company are pledged by any of our current directors and executive officers.
Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.
Annual Say-on-Pay.    We annually submit our executive compensation program for our named executive officers to a say-on-pay advisory vote for stockholder consideration.
Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:
•Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.
•Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.
•Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.
•Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: for 2023, 75% of the annual incentive awards are based on overall corporate performance and vesting of 75% of the long-term incentive equity awards for our CEO and President and 50% for all other named executive officers depends on our three-year operational and financial goals as well as relative TSR compared to our Equity Peer REITs. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders.

The Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company.
Role of the Compensation Committee

The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Ms. Stephen (Chair) and Messrs. Brandt, Hash and Hirsch.
Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

34        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Role of Compensation Consultant

The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs and our Pay Versus Performance disclosure. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, executive officers or directors.
Role of Data for Peer Companies

FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. At the time the Committee established 2023 target pay opportunities for the named executive officers, the most recent competitive review FW Cook had conducted was in 2021, which included the following U.S.-based, publicly-traded REITs:

Acadia Realty Trust	Regency Centers Corporation

Brixmor Property Group, Inc.	Simon Property Group, Inc.

Douglas Emmett, Inc.	SITE Centers

Federal Realty Investment Trust	SL Green Realty Corp.

JBG Smith Properties	Tanger Factory Outlets

Kilroy Realty Corporation	Vornado Realty Trust

Kimco Realty Corporation	Weingarten Realty

The group included our direct mall REIT competitors as well as other REITs, primarily selected based on size, headquartered in Southern California, and/or with a meaningful number of retail properties in their portfolio. At the time FW Cook conducted the 2021 competitive review, our twelve-month average total capitalization was in the median range compared to the peer group.

In October 2023, FW Cook again conducted a competitive analysis of our executive compensation program. The peer group used in the 2023 competitive analysis included all the companies listed above, except Weingarten Realty, which had been acquired, and VEREIT, Inc., which was removed following its acquisition in November 2021. The following five REITs were added: American Assets Trust, Kite Realty Group Trust, Phillips Edison & Co., Retail Opportunity Investments and Urban Edge Properties. This 2023 competitive analysis was used to inform the Committee’s decisions on the October 2023 salary adjustments and 2024 target pay opportunities for the named executive officers.

The Committee does not set compensation components to meet specific benchmarks. Instead, the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

2024 PROXY STATEMENT        35

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION FOR 2023 PERFORMANCE

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below.
Base Salary

As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. 2023 salaries remained unchanged for Messrs. O’Hern and Coppola. After the FW Cook competitive review in October 2023, the base salaries of Messrs. Healey and Kingsmore and Ms. Menard were increased 20% effective October 30, 2023 to better reflect the scope of their responsibilities.
Annual Incentives

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. For Messrs. O’Hern and Coppola, their target bonus opportunity remained unchanged in 2023 at 200% of base salary. In connection with FW Cook’s competitive review conducted in October 2023, the target bonus opportunity for Messrs. Healey and Kingsmore and Ms. Menard was increased from 100% of base salary to 125% of base salary effective January 1, 2023. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year. The Committee set target bonuses for Messrs. O’Hern and Coppola at a higher percentage of base salary than the other executives because their positions managed and directed our other named executive officers.

In early 2023, the Committee developed a “scorecard” of financial and strategic objectives against which performance would be evaluated to determine annual incentives for the named executive officers. The scorecard objectives were designed to reward the successful execution of our strategies and were consistent with our external guidance as initially disclosed in the first quarter of 2023. Six corporate measures determined 75% of each participating executive’s earned bonus and the remaining 25% was based on the Committee’s assessment of the executive’s individual performance.
2023 Corporate Goals—Weighted 75%

Measure	Weighting
(1)Same Center NOI Growth	10%
(2)Year-End Reported Occupancy	10%
(3)Leasing Spreads	10%
(4)Net Debt Reduction	10%
(5)Redevelopment	15%
(6)Environmental Initiatives	20%
TOTAL	75%
Same Center NOI Growth

Why this measure was selected: We use NOI in addition to net income to report operating and financial results, and we consider NOI as a supplemental measure for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. NOI is a useful measure of our financial condition and results of operations because it focuses on income and expense items at the property portfolio level. Increasing NOI is an operational goal that resonates across our organization, and involves the coordination of all disciplines within our Company.

How we set our goals: The Committee established portfolio NOI growth goals at threshold, target and maximum levels which were in line with our February 2023 guidance range of NOI growth of 2.0% to 3.0%.

How we performed: Sustained occupancy growth, strong tenant sales and increases in common area revenue drove strong NOI growth in 2023 of 4.5%, which was our Company’s third consecutive year of strong NOI growth. This achieved the maximum goal payout for this measure.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Same Center NOI Growth	10%	2.0%	2.5%	3.0%	4.5%	200%	20%
36        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Year-End Reported Occupancy

Why this measure was selected: As a result of the pandemic, our portfolio mall and freestanding occupancy declined by 5.5% from 94.0% at December 31, 2019 to 88.5% at March 31, 2021. Increasing occupancy through re-leasing is the primary way for us to restore cash flow from operations and recover the significant loss of net operating income following the negative impacts of the pandemic.

How we set our goals: The Committee established a portfolio mall and freestanding Year-End Reported Occupancy goal at target of 93.0% as of December 31, 2023. This was generally in line with our Company’s expectations used to develop our February 2023 earnings guidance.

How we performed: During 2023, we were able to effectively capitalize on the strongest leasing year in our Company’s history in terms of square footage leased, and ended the year with portfolio mall and freestanding reported occupancy of 93.5%. As a result, we have recovered all but 50 bps of the 5.5% occupancy decline since the pandemic. This achieved the maximum payout for this measure.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Reported Year-End Occupancy	10%	92.5%	93.0%	93.5%	93.5%	200%	20%
Leasing Spreads
Why this measure was selected:      An important driver to grow NOI is to achieve rental rate growth between expiring leases and renewal/replacement leases. This can be emphasized when occupancy increases and there is competition for space. In 2023, we prioritized growing rental rate, which is measured by leasing spreads.
How we set our goals:      Understanding that it takes time to gradually grow rental rate once occupancy growth is restored, the Committee set threshold, target and maximum goals of 2%, 6% and 10%, respectively.
How we performed:     During 2023, given the prevailing historically strong leasing environment, we achieved positive leasing spreads on base rent of 17.2%, which achieved the maximum payout for this measure.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Leasing Spreads	10%	2.0%	6.0%	10.0%	17.2%	200%	20%
Net Debt Reduction
Why this measure was selected:     Reduction of our leverage continues to be an important corporate priority that we believe should increase stock price and stockholder return.
How we set our goals:     The Committee set threshold, target and maximum goals of reducing net debt (debt, net of unrestricted cash) by $100 million, $200 million and $300 million, respectively, with the understanding that there was uncertainty as to whether we could achieve these goals in light of the fact that the viability of the primary strategies we might employ (issuing equity and/or disposing of operating assets), both depend upon multiple market factors that are outside of our control.
How we performed:     We engaged in various acquisitions and dispositions that resulted in an increase to net debt during the year and given the prevailing stock price during the year, management determined that the issuance of equity was not in the best interest of our Company or our stockholders. As a result, we did not meet the threshold goal for this measure.

									% of Target Payout
Measure	Weighting	Threshold		Target		Max		Actual	Unweighted	Weighted
Net Debt Reduction	10%	$100	mil.	$200	mil.	$300	mil.	($107 mil.)	0%	0.0%
Redevelopment
Why this measure was selected:     Investing in capital improvements on our properties is intended to evolve our real estate and enhance the attractiveness of our properties to shoppers, retailers and the communities in which we operate. Strong re-development progress is a key driver of value creation for our stockholders.
How we set our goals:     At the beginning of 2023, we outlined six redevelopment projects that we aspired to accomplish, subject to capital availability. The Committee set the target goal of achieving four of these six projects, and the maximum goal of achieving five of six. More detail on each objective is provided below:
2024 PROXY STATEMENT        37

COMPENSATION DISCUSSION AND ANALYSIS

How we performed:     During 2023, we achieved five of the six objectives, which achieved the maximum payout for this measure.

Property/Project	Goal	Achievement
Scottsdale Fashion Square	Execute replacement leases or letters of intent for 50% of the impacted space in connection with the redevelopment of the Nordstrom wing	Achieved. Signed leases or executed letters of intent for approximately 52% of the impacted space, with another 32% at the negotiating letter of intent stage
Tysons Corner	Secure entitlements for the Lord & Taylor parcel	Achieved. Received unanimous approval of Phase 2A entitlements from the Fairfax County Board in September 2023
Phoenix Market	Accomplish at least one of the following two mixed-use development goals within the Phoenix market: 1) Kierland Commons: execute partnership agreement for residential development; or 2) Biltmore Fashion Park: secure city site plan approval for a mixed-use development	Not Achieved. Continue resolving infrastructure concerns for Kierland Commons and continue to work with city to secure approval of mixed-use development at Biltmore
Store Openings	Open at least four of the following six stores/uses: 1) Kings Plaza: Target; 2) Chandler Fashion: Scheels; 3 & 4) Scottsdale Fashion and Broadway Plaza: Lifetime (2 stores); 5) Tysons Corner: Apple OR 6) Green Acres Mall: Primark	Achieved. All six completed
Deliver Space to Tenants for Construction
Deliver space to tenants for tenant construction for five of the following seven key store openings planned for 2024: 1) Santa Monica Place: Arte Museum; 2) Scottsdale Fashion Square: Caesar’s Republic; 3) Danbury Fair: Target; 4) Tysons Corner: Primark; 5) Queens Center: Zara; OR 6 & 7) Arrowhead Towne Center and Danbury Fair: Round One (2 stores)
Achieved. Five of seven goals completed
Vacant Anchor Buildings	Execute replacement leases or letters of intent for a majority of the space at least two of the following four vacant anchor buildings: 1) Broadway Plaza: former Neiman Marcus; 2) Kings Plaza: former Best Buy; 3) FlatIron Crossing: former Nordstrom or 4) Freehold Raceway: replacement tenant in former Lord & Taylor	Achieved. Two of four goals completed: 1) executed letter of intent with Restoration Hardware; 2) not completed; 3) not completed; 4) signed agreement with Dicks House of Sport

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Redevelopment	15%	3 of 6	4 of 6	5 of 6	5 of 6	200%	30%
Environmental Initiatives
Why this measure was selected:   At Macerich, we balance the goal of providing vibrant places for our customers with the need to be responsible stewards of our resources, reflecting the communities we serve and helping make communities more resilient. As such, the Committee believes that executives should be held accountable for progress towards the Company’s environmental commitments.
How we set our goals:     The Committee developed a set of annual goals for 2023 that align with our long-term environmental goals as communicated to stockholders in our Corporate Responsibility Report and which are outlined in the table below. The Committee set the target goal of achieving three of the four objectives, and maximum goal of achieving all four objectives.

How we performed: During 2023, we achieved three and one-half of the four objectives, resulting in an interpolated payout of 150% between the target and maximum payout for this measure.
38        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Objective	Achievement
Reduce 2023 portfolio utility energy consumption by 15% vs. 2022	Achieved. Completed with 15% reduction in 2023
Implement 400KW of on-site clean energy assets
Achieved. 50% achieved by the installation of the Green Acres solar array by our Company. The utility company is upgrading its infrastructure and estimates 6-8 months to complete work. As a result, the solar facility is not expected to be fully operational until 2024. Given that our Company completed its portion of the work while waiting on the utility company before the facility is operational, the Committee considers this objective to be 50% achieved

Reduce 2023 portfolio water intensity of the common areas by 5% vs. 2022	Achieved. Completed with 6% reduction in 2023 vs. 2022
Divert from landfills 50% of total waste generated in 2023	Achieved. Completed with 55% diversion in 2023

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Environmental Initiatives	20%	2 of 4	3 of 4	4 of 4	3.5 of 4	150%	30%
Overall Corporate Results
The overall payout for the Corporate Goals component, weighted 75%, was 120% of target.

		Payout (% of Target)
Measure	Weighting	Unweighted	Weighted
Same Center NOI Growth	10%	200%	20%
Year-End Reported Occupancy	10%	200%	20%
Leasing Spreads	10%	200%	20%
Net Debt Reduction	10%	0%	0%
Redevelopment	15%	200%	30%
Environmental Initiatives	20%	150%	30%
TOTAL	75%		120%
Individual Performance—Weighted 25%
A portion of the annual incentive is based on an assessment of individual performance in order to reward individual achievements and contributions. In making the individual determinations, the Committee took into consideration each named executive officer’s individual contributions to our operational and financial performance in 2023, as well as their individual accomplishments and performance relative to their objectives for the year. The Committee has the discretion to award between 0% and 200% of the named executive officer’s target individual award opportunity.
With respect to Mr. O’Hern:    In determining his annual incentive bonus, the Committee reviewed with Mr. O’Hern his 2023 accomplishments against his individual goals. In addition to supporting our 2023 corporate goals described above, the Committee considered his leadership of the management team and in executing our strategic, financial and operational initiatives, including:
•assistance and leadership in transition to new CEO;
•continuing to push EBITDA towards pre-pandemic levels;
•overseeing the sale of non-core assets and land holdings; and
•continuing progress on replacements for vacant department store and theater boxes with more productive uses.
Based on these accomplishments for 2023, the Committee scored the individual performance category at 200% of target (50% of target on a weighted basis) for Mr. O’Hern.

2024 PROXY STATEMENT        39

COMPENSATION DISCUSSION AND ANALYSIS
With respect to Mr. Coppola:    His contributions and achievements in our key operations, including:
•leadership in department store group and other majority industry players;
•leadership in development and construction groups;
•leading negotiations of our acquisition of various joint venture positions;
•leading negotiations of our acquisition of Seritage’s interest in the MS Portfolio joint venture; and
•assistance and leadership in transition to new CEO.
Based on these accomplishments for 2023, the Committee scored the individual performance category at 200% of target (50% of target on a weighted basis) for Mr. Coppola.
With respect to Mr. Kingsmore:    His success in his role as Chief Financial Officer, including:
•overseeing several refinancing transactions;
•the recast of our credit facility;
•working with various disciplines to increase FFO and same center NOI year-over-year; and
•transition of various bottom guaranties to vertical slice guaranties due to change in IRS regulations.
Based on these accomplishments for 2023, the Committee scored the individual performance category at 190% of target (47.5% of target on a weighted basis) for Mr. Kingsmore.
With respect to Mr. Healey:    His success in his role as Head of Leasing, including:
•overseeing the negotiation of more than 839 leases totaling approximately 4.2 million square feet, representing the strongest leasing volume in the Company’s history;
•achieving successful openings of 257 new stores, totaling over 900,000 square feet;
•continue leasing momentum on non-retail uses, such as entertainment, food and beverage, experiential, fitness, medical and grocery, with over 45% of new leases signed in 2023 for uses other than retail;
•increasing overall portfolio occupancy;
•continuing to bring new tenants to our centers, with over 80 new brands totaling 95 stores and over 500,000 square feet;
•maintaining a strong leasing pipeline for 2024 and 2025;
•executing replacement leases or letters of intent for several high-profile properties; and
•continued focus on leasing leadership structure, including training and mentorship programs as part of departmental succession planning.
Based on these accomplishments for 2023, the Committee scored the individual performance category at 190% of target (47.5% of target on a weighted basis) for Mr. Healey.
With respect to Ms. Menard:    Her success in her role as Chief Legal Officer and Corporate Secretary, including:
•taking a lead role in succession planning for CEO, including working closely with the search committee and the Board;
•acting as an important liaison between the management team and the Board;
•leadership in the structure and negotiations of various development, redevelopment, leasing and new business opportunities and transactions;
•taking a lead role in critical negotiations with various joint venture partners;
•continuing to have a substantial impact on Company culture by fostering interdepartmental communication and collaboration, mentoring future leaders and relationship building across all Company disciplines; and
•activities with respect to ongoing legal matters.
Based on these accomplishments for 2023, the Committee scored the individual performance category at 200% of target (50% of target on a weighted basis) for Ms. Menard.

40        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentives

Our long-term equity-based incentive program is an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.
2023 Long-Term Incentive Program

For 2023, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, which were granted on January 1, 2023 in the form of LTIP Units (as defined below under “Accounting and Tax Issues — LTIP Units”).

For 2023, the Committee granted the same mix of performance-based and time-based LTIP Units as for our 2022 grants, comprised of 75% performance-based LTIP Units for our CEO and President and 50% performance-based LTIP Units for each of our other named executive officers.
Performance-Based LTIP Units.    For the performance-based LTIP Units granted in 2023, the Committee continued with the design change made in 2021 to better support our multi-year business strategies and align pay delivery with executive performance. The 2023 performance-based LTIPs may be earned from 0 to 150% of the target number of units awarded based on our performance versus three-year FFO per share goals (weighted 50%) and three-year Year-End Reported Occupancy goals (weighted 50%), with potential modification +/-20% based on our relative TSR versus the Equity Peer REITs. The Committee selected FFO per share and Year-End Reported Occupancy because it believes these are the most important drivers of long-term value creation. The relative TSR modifier ensures that the ultimate payout is aligned with our stockholder return performance relative to other retail REITs. All goals were established prior to the start of the performance period.
FFO per Share Goals (weighted 50%): Performance will be measured for each year of the three-year performance period and on a cumulative basis, with weightings and goals as follows:

FFO per Share goals
Year	Weighting	Threshold	Target	Maximum	Performance as of 12/31/2023
2023	20%	$1.67	$1.85	$2.04	$1.80
2024	20%	$1.73	$1.92	$2.11	N/A
2025	20%	$1.80	$2.00	$2.20	N/A
Cumulative 2023-2025	40%	$5.19	$5.77	$6.35	N/A
Payout (% of Target LTIPs)		50%	100%	150%
No units will be earned for performance below threshold; payout is linearly interpolated for performance between levels

Year-End Reported Occupancy (weighted 50%): Performance will be measured for each year of the three-year performance period, with the third year weighted higher to represent the culmination of three years of performance. Weightings and goals are as follows:

Year-End Reported Occupancy Goals
Year	Weighting	Threshold	Target	Maximum	Performance as of 12/31/2023
Year-End 2023	20%	92.5%	93.0%	93.5%	93.5%
Year-End 2024	20%	93.0%	93.5%	94.0%	N/A
Year End 2025	60%	93.5%	94.0%	94.5%	N/A
Payout (% of Target LTIPs)		50%	100%	150%	N/A
No units will be earned for performance below threshold; payout is linearly interpolated for performance between levels

2024 PROXY STATEMENT        41

COMPENSATION DISCUSSION AND ANALYSIS
Relative TSR Modifier: The number of LTIP Units earned, if any, based on FFO per Share and Year-End Reported Occupancy will be modified up or down by up to 20% based on the Company’s relative TSR percentile rank versus the Equity Peer REITs at the conclusion of the full three-year performance period according to the following schedule:

Macerich Relative TSR Ranking vs. Equity Peer REITs	Earned LTIP Modifier
<= 25th Percentile	-20%
50th Percentile	0% (no modification)
>=75th Percentile	+20%
Modifier is linearly interpolated for performance between levels

Based on our performance as of December 31, 2023, approximately 142% of the target number of 2023 LTIP Units eligible to be earned based on FFO Per Share and Year-End Reported Occupancy for the period beginning January 1, 2023 and ending December 31, 2023 were earned, as modified upward by 20% based on our relative TSR ranking as of December 31, 2023, as though the cumulative performance period had ended on such date.
Performance-based LTIP Units earned, if any, will vest at the end of the three-year period, but will be subject to a one-year, post-vesting “no sale” requirement.

The three-year performance period for our 2021 performance-based LTIP Unit awards is complete and the Company achieved three-year FFO per share between target and maximum for a percentage earned of 63.8% and achieved three-year Permanent Occupancy between threshold and target for a percentage earned of 11.3%. The Company’s TSR was 64% relative to the TSR for the Equity Peer REITs and this percentile ranking translated into a TSR 11.43% for the performance period beginning January 1, 2021 and ending December 31, 2023. Accordingly, 83.7% of the target 2021 performance-based LTIP Unit awards were earned for the three-year performance period ending December 31, 2023. The LTIP Units earned are included in “Option Exercises and Stock Vested — Fiscal 2023” below.
Service-Based LTIP Units.     Vest in equal annual installments over a three-year period to promote retention and further alignment of our executives’ interests with those of our stockholders. Twenty-five percent (25%) of the target LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of service-based LTIP Units.
Executive Benefits

Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually. See the “Nonqualified Deferred Compensation” table in this Proxy Statement for more information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote (6) to the Summary Compensation Table in this Proxy Statement for additional detail.
Severance Benefits

The Macerich Company Change in Control Severance Pay Plan for Senior Executives, which was in effect during the 2023 calendar year, covered our Chief Executive Officer, President and other senior executive officers (the “Prior CIC Plan”). Effective March 1, 2024, in order to enable our senior executive officers to remain focused on the requirements of the business in connection with the retirement of our Chief Executive Officer and our President, and in order to bring our severance program in line with the severance programs offered by our peer group, the Committee adopted the The Macerich Company Amended and Restated Severance Plan, as further described below under “Potential Payments upon Termination or Change in Control” (the “2024 Severance Plan”). The Prior CIC Plan and the 2024 Severance Plan each provide specified payments and benefits in connection with a qualifying termination of employment following a “change in control” (as defined in the Prior CIC Plan and 2024 Severance Plan). In addition, the 2024 Severance Plan provides specified payments and benefits in connection with a qualifying termination outside the context of a change in control. Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers rather than negotiating severance at the time that a named executive officer’s employment with us terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with certain qualifying terminations are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. For a description of our severance and change in control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change in Control” below.
42        2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements.     Executives must own Common Stock (which may be combined with certain of our other equity securities or units of our Operating Partnership as described below) with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x
Non-Employee Director Stock Ownership Requirements.     Non-employee directors must own Common Stock (which may be combined with certain of our other equity securities or units of our Operating Partnership as described below) with a value equal to at least five times the annual cash retainer for Board service.
Equity interests that count toward our stock ownership policies include:

•Shares owned directly or indirectly by the director or executive officer or by members of their immediate family residing in the same household;
•Shares received pursuant to any of the Company’s equity plans, including restricted stock and phantom or other stock units, provided, however that performance-based shares shall not count toward the achievement of the guideline until the end of the applicable performance period, and only to the extent earned;
•Shares held in trust for the benefit of the Director, Named Executive Officer or his or her immediate family residing in the same household;
•Shares issuable upon redemption of units owned in the Company’s operating partnership, including service-based LTIP units and fully-vested and earned performance-based LTIP units; and
•Shares held within a 401(k) Plan.

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive’s or director’s ownership falls below the required ownership level due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership (any pledged securities do not count) and allow our Board to approve exceptions from time to time from this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our current directors and named executive officers that are subject to these stock ownership policies are in compliance with them.
Clawback Policy

On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery (“clawback”) provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules directed the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations.

Effective October 2, 2023, our Company’s Board of Directors adopted a Compensation Recovery Policy (or “clawback policy”) that complies with applicable NYSE listing rules. The clawback policy requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the clawback policy and in the three-year fiscal period preceding the date our Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The clawback policy has been filed as an exhibit to our Annual Report on Form 10-K.

2024 PROXY STATEMENT        43

COMPENSATION DISCUSSION AND ANALYSIS
The clawback policy is an amendment and restatement of the Company’s prior recoupment policy and such prior recoupment policy (as was in effect prior to such amendment and restatement) shall continue to apply with respect to compensation subject to the terms of such policy that is not subject to the terms of the current clawback policy.
Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, based on information provided by our directors and officers, no shares of our Company are pledged by any of them.
Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.     As described in this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of, and changes in, the tax laws, and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. In addition to traditional nonqualified deferred compensation plans, Section 409A of the Code applies to certain severance arrangements, bonus arrangements and equity awards. Our intent is to structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

44        2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION
The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, as of December 31, 2023, the aggregate compensation paid, awarded or earned with respect to such persons in the years indicated.
SUMMARY COMPENSATION TABLE—FISCAL YEARS 2021-2023

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas E. O’Hern	2023	850,000		2,890,000	5,999,983	—	85,726	9,825,709
Former Chief Executive Officer(9)	2022	850,000		1,939,700	5,999,975	—	79,717	8,869,392
	2021	827,692	(7)	2,844,000	4,499,985	—	74,702	8,246,379

Edward C. Coppola	2023	800,000		2,720,000	3,599,980	—	86,740	7,206,720
Former President(9)	2022	800,000		1,825,600	3,599,991	—	73,136	6,298,727
	2021	800,000		2,740,000	2,999,990	—	58,559	6,598,549

Scott W. Kingsmore	2023	517,260	(8)	1,237,500	1,299,989	—	73,504	3,128,253
Senior Executive Vice President, Chief Financial Officer and Treasurer	2022	500,000		633,000	1,299,979	—	77,649	2,510,628
	2021	500,000		885,000	949,993	—	61,264	2,396,257

Douglas J. Healey	2023	517,260	(8)	1,237,500	1,099,987	—	29,064	2,883,811
Senior Executive Vice President, Head of Leasing	2022	500,000		633,000	1,099,983	—	22,541	2,255,524
	2021	500,000		900,000	949,993	—	21,697	2,371,690

Ann C. Menard	2023	517,260	(8)	1,275,000	1,099,987	—	58,704	2,950,951
Senior Executive Vice President, Chief Legal Officer and Secretary	2022	500,000		633,000	1,099,983	—	71,611	2,304,594
	2021	500,000		885,000	949,993	—	36,095	2,371,088
(1)Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See the “Nonqualified Deferred Compensation – Fiscal 2023” table below for more information.
(2)SEC Reporting of Cash and Equity Awards
In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash incentive awards are generally reported in the table for the year that they are earned regardless of when they are paid, while equity awards are generally reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.
(3)Bonuses Reported in Year 2023
As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for 2023 performance were paid in cash on February 22, 2024. Under SEC rules, cash incentive awards are reported in the Summary Compensation Table for the year that they are earned, regardless of when they are paid. Accordingly, the cash bonuses paid for 2023 performance are reported in the “Bonus” column for 2023. These cash bonuses were paid in 2024 and were the only incentive awards granted in cash or equity to each named executive officer for their 2023 performance.
Bonuses Reported in Year 2022
The annual incentive compensation awards for 2022 performance were paid in cash in February 2023. These cash bonuses were paid in 2023 and were the only incentive awards granted in cash or equity to each named executive officer for their 2022 performance.
Bonuses Reported in Year 2021
The annual incentive compensation awards for 2021 performance were paid in cash in February 2022. These cash bonuses were paid in 2022 and were the only incentive awards granted in cash or equity to each named executive officer for their 2021 performance.
(4)Stock Awards Reported in Year 2023
The amounts reflected in this column for 2023 relate to performance-based LTIP Units and service-based LTIP Units granted in 2023 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
2024 PROXY STATEMENT        45

EXECUTIVE COMPENSATION TABLES

a.Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$4,499,993
Edward C. Coppola	$2,699,991
Scott W. Kingsmore	$649,994
Douglas J. Healey	$549,992
Ann C. Menard	$549,992

The actual value with respect to our 2023 annual performance-based LTIP unit awards is contingent upon our performance over a three-year measurement period that will end on December 31, 2025. Assuming that maximum performance is achieved under our 2023 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern —$6,749,990; Mr. Coppola—$4,049,987; Mr. Kingsmore—$974,991; Mr. Healey—$824,988 and Ms. Menard—$824,988, respectively.

b.Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,499,990
Edward C. Coppola	$899,989
Scott W. Kingsmore	$649,995
Douglas J. Healey	$549,995
Ann C. Menard	$549,995
Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2024.

Stock Awards Reported in Year 2022
The amounts reflected in this column for 2022 relate to performance-based LTIP Units and service-based LTIP Units granted in 2022 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
a.Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$4,499,985
Edward C. Coppola	$2,699,997
Scott W. Kingsmore	$649,992
Douglas J. Healey	$549,995
Ann C. Menard	$549,995
The actual value with respect to our 2022 annual performance-based LTIP unit awards is contingent upon operational metrics of FFO per share and reported occupancy, with a potential modification based on our total stockholder return relative to the total stockholder return of our Peer REITs over a three-year measurement period that will end on December 31, 2024. Assuming that maximum performance is achieved under our 2022 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern —$6,749,978; Mr. Coppola—$4,049,996; Mr. Kingsmore—$974,988; Mr. Healey—$824,993 and Ms. Menard—$824,993, respectively.
b.Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,499,990
Edward C. Coppola	$899,994
Scott W. Kingsmore	$649,987
Douglas J. Healey	$549,988
Ann C. Menard	$549,988
Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2023.
Stock Awards Reported in Year 2021
The amounts reflected in this column for 2021 relate to performance-based LTIP Units and service-based LTIP Units granted in 2021 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.
46        2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
a.Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$3,374,994
Edward C. Coppola	$2,249,996
Scott W. Kingsmore	$474,997
Douglas J. Healey	$474,997
Ann C. Menard	$474,997
The actual value with respect to our 2021 annual performance-based LTIP unit awards is contingent upon operational metrics of FFO per share and permanent occupancy, with a potential modification based on our total stockholder return relative to the total stockholder return of our Peer REITs over a three-year measurement period that ended on December 31, 2023. Assuming that maximum performance is achieved under our 2021 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern —$5,062,491; Mr. Coppola—$3,374,994; Mr. Kingsmore—$712,496; Mr. Healey—$712,496 and Ms. Menard—$712,496, respectively.
b.Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,124,991
Edward C. Coppola	$749,994
Scott W. Kingsmore	$474,996
Douglas J. Healey	$474,996
Ann C. Menard	$474,996
Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022.
(5)None of the earnings on the deferred compensation of our named executive officers for 2023 were considered above-market or preferential as determined under SEC rules.
(6)“All Other Compensation” includes the following components for 2023:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $
Thomas E. O’Hern	13,200	25,500	5,400	41,626	—
Edward C. Coppola	13,200	—	7,158	34,301	32,081
Scott W. Kingsmore	13,200	34,452	1,080	24,772	—
Douglas J. Healey	13,200	—	1,568	14,296	—
Ann C. Menard	13,200	26,213	1,576	17,715	—
Matching Contributions. Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation – Fiscal 2023” table below.
Other Welfare Benefit Premiums. Amounts shown reflect the premiums paid by our Company for medical and disability insurance.
Private Aircraft Use. Amount shown reflects the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.
(7)Mr. O’Hern’s base salary increased to $850,000 effective June 8, 2021.
(8)Messrs. Kingsmore and Healey and Ms. Menard’s base salaries each increased to $600,000 effective October 30, 2023.
(9)Mr. O’Hern and Mr. Coppola each retired from our Company effective February 29, 2024.

2024 PROXY STATEMENT        47

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS—FISCAL 2023
The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and stock units granted to our named executive officers in 2023.

			Estimate Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)

Thomas E. O’Hern	1/1/2023	12/21/2022	164,084	410,209	738,376	—		4,499,993
	1/1/2023	12/21/2022	—	—	—	133,214	(3)	1,499,990

Edward C. Coppola	1/1/2023	12/21/2022	98,450	246,125	443,025	—		2,699,991
	1/1/2023	12/21/2022	—	—	—	79,928	(3)	899,989

Scott W. Kingsmore	1/1/2023	12/21/2022	23,701	59,252	106,654	—		649,994
	1/1/2023	12/21/2022	—	—	—	57,726	(3)	649,995

Douglas J. Healey	1/1/2023	12/21/2022	20,054	50,136	90,245	—		549,992
	1/1/2023	12/21/2022	—	—	—	48,845	(3)	549,995

Ann C. Menard	1/1/2023	12/21/2022	20,054	50,136	90,245			549,992
	1/1/2023	12/21/2022	—	—	—	48,845	(3)	549,995
(1)Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described beginning on page 40 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2023 through December 31, 2025. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics versus three-year FFO per share goals (weighted at 50%) and three-year Year-End Reported Occupancy goals (weighted at 50%) were at Threshold performance, which represents the minimum performance that would entitle recipients to awards under the LTIP and our three-year relative TSR versus our Equity Peer REITs were equal to or below the 25th percentile, resulting in the full downward modifier of -20% based on such relative TSR performance. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics were at the Target performance and our three-year relative TSR versus our Equity Peer REITs were at the 50th percentile, resulting in no modifier based on such relative TSR performance. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics were at or above the Maximum performance and our three-year relative TSR versus our Equity Peer REITs were at or above the 75th percentile, resulting in the full upward modifier of +20% based on such relative TSR performance.
(2)The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2024.
(3)Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described beginning on page 40 of this Proxy Statement.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. For a description of our severance and change of control agreements see “Potential Payments Upon Termination or Change of Control” below.

LTIP Unit Awards
LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.
2023 Performance-Based and Service-Based LTIP Units.    The Compensation Committee continued the LTIP program for 2023 and allowed our executive officers to elect to receive either LTIP Units in the Operating Partnership or restricted stock units of the Company (the “LTIP Units”). For our Chief Executive Officer and President, 75% of the total award consisted of performance-based LTIP Units and 25% consisted of service-based LTIP Units. The Compensation Committee also awarded LTIP Units to our other named executive officers, with 50% of the total award consisting of performance-based
48        2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
LTIP Units and 50% consisting of service-based LTIP Units. The performance period for the 2023 performance-based LTIP Unit awards is January 1, 2023 through December 31, 2025.
Performance-Based LTIP Units.    Performance-based awards were granted in 2023 to encourage executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. The 2023 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2023 through December 31, 2025, with the number of LTIP Units vesting, if any, depending on our performance relative to financial and operational measures, as modified based on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of Common Stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and other distributions.
Depending on our performance versus FFO per share goals (weighted at 50%) and year-end Reported Occupancy goals (weighted at 50%), in each case over a three-year period, with a potential modification +/-20% based on three-year relative total stockholder return versus our Equity Peer REITs, vesting of these LTIP Units will occur as more fully described beginning on page 40 of this Proxy Statement. Determination of the vesting of our performance-based LTIP Units will occur earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.
Prior to the vesting of the 2023 performance-based LTIP Units, holders of the 2023 performance-based LTIP Units in the Operating Partnership will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to receive any special distributions. LTIP Units in the form of restricted stock units will not receive a corresponding distribution or dividend. Distributions and dividends on vested LTIP Units (whether in the form of LTIP Units in the Operating Partnership or restricted stock units of the Company) are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.
Service-Based LTIP Units.    Service-based awards were granted in 2023 to support the long-term retention of our executives. The 2023 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company followed by certain qualifying terminations or the executive’s death or disability. Effective March 1, 2024, pursuant to the 2024 Severance Plan, in connection with the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, or by the executive for good reason, his or her service-based LTIP Units will become fully vested on an accelerated basis effective on the executive’s termination date.
Regular and other non-liquidating distributions and dividends were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions and dividends were in the same amount and at the same time as those made with respect to common OP Units and shares of Common Stock. At the end of the vesting period, distributions and dividends will continue to be paid only to the extent that the service-based LTIP Units have become vested.

2024 PROXY STATEMENT        49

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table provides information on the holdings of certain of our named executive officers of service-based LTIP Units and performance-based LTIP Units as of December 31, 2023. None of our named executive officers held outstanding options as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Thomas E. O’Hern	285,396	4,403,660	711,580	10,979,679
Edward C. Coppola	171,237	2,642,187	429,002	6,619,501
Scott W. Kingsmore	75,238	1,160,922	103,278	1,593,579
Douglas J. Healey	64,424	994,062	87,388	1,348,396
Ann C. Menard	64,424	994,062	87,388	1,348,396
(1)Represents the unvested portion of the 2022 service-based LTIP Units that will vest on December 31, 2024 and the unvested portion of the 2023 service-based LTIP Units that will vest on December 31, 2024 and December 31, 2025. Also includes the portion of the 2022 and 2023 performance-based LTIP Units granted January 1, 2022 and January 1, 2023, respectively, that were earned based on our FFO per share and Occupancy for the performance periods from January 1, 2022 through December 31, 2023 and January 1, 2023 through December 31, 2023, respectively, that do not remain subject to forfeiture based on our relative TSR performance for the periods beginning January 1, 2022 and ending December 31, 2024 and beginning January 1, 2023 and ending December 31, 2025.
(2)Based on a price of $15.43 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 29, 2023. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.
(3)Represents awards of performance-based LTIP Units granted on January 1, 2022 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents (i) the number of performance-based LTIP Units granted in 2022 equal to (A) the Target number of LTIP Units that may still be earned based on our FFO per share during the remaining performance periods, because our FFO per share performance was between the Threshold and Target performance level for the performance period ended December 31, 2023 (B) the Maximum number of LTIP Units that may be earned based on our Occupancy during the remaining performance periods under the awards, because our Occupancy performance was at or above the Maximum performance level for the performance period ended December 31, 2023 and (C) the maximum upward modification (+20%) in the number of LTIP Units that are subject to our relative TSR performance versus our Equity Peer REITs (estimated based on actual performance and the levels described in clauses (A) and (B)), because our relative TSR performance was above the Target performance level as of December 31, 2023.
(4)Represents awards of performance-based LTIP Units granted on January 1, 2023 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents (i) the number of performance-based LTIP Units granted in 2023 equal to (A) the Target number of LTIP Units that may still be earned based on our FFO per share during the remaining performance periods, because our FFO per share performance was between the Threshold and Target performance levels for the performance period ended December 31, 2023, (B) the Maximum number of LTIP Units that may be earned based on our Occupancy during the remaining performance periods under the awards, because our Occupancy performance was at or above the Maximum performance level for the performance period ended December 31, 2023 and (C) the maximum upward modification (+20%) in the number of LTIP Units that are subject to our relative TSR performance versus our Equity Peer REITs (estimated based on actual performance and the levels described in clauses (A) and (B)), because our relative TSR performance was at or above the Maximum performance level as of December 31, 2023.
(5)The vesting of the 2022 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2022 through December 31, 2024 and the 2023 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2023 through December 31, 2025. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 29, 2023 of $15.43.
50        2024 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
OPTION EXERCISES AND STOCK VESTED—FISCAL 2023
The following table presents information regarding the vesting of LTIP Units during 2023 that were previously granted to certain of our named executive officers. None of our named executive officers exercised options during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Thomas E. O’Hern	395,316	6,099,726
Edward C. Coppola	258,654	3,991,031
Scott W. Kingsmore	86,987	1,342,209
Douglas J. Healey	82,098	1,266,772
Ann C. Menard	82,098	1,266,772
(1)This number represents the vesting of performance-based LTIP Units for the performance period ending December 31, 2023 and service-based LTIP Units on December 31, 2023. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described beginning on page 40 of this Proxy Statement.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2023
Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2023.

Name	Executive Contributions in 2023 ($) (1)	Registrant Contributions in 2023 ($) (2)	Aggregate Earnings in 2023 ($) (3)	Aggregate Withdrawals/ Distributions during 2023 ($)	Aggregate Balance at 12/31/2023 ($) (4)
Thomas E. O’Hern	170,000	25,500	894,076	—	6,373,472
Edward C. Coppola	—	—	89,207	—	709,762
Scott W. Kingsmore	229,677	34,452	616,750	(161,527)	4,775,482
Douglas J. Healey	—	—	—	—	—
Ann C. Menard	174,750	26,213	98,492	—	1,036,381
(1)The amounts in this column are included in the “Salary” column of the Summary Compensation Table.
(2)Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.
(4)The balances shown represent compensation already reported in the Summary Compensation Table in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.
Description of Our Deferred Compensation Plan

As of December 31, 2023, Messrs. O’Hern, Coppola and Kingsmore and Ms. Menard had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2023 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the Deferred Compensation Plan. For 2023, our Company matched 15% of the amount of salary and bonus deferred by a participant up to a limit of 3% of the participant’s total salary and bonus.
Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.
Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to our named executive officers under our compensation and benefit plans and arrangements (excluding the 2024 Severance Plan) had a termination of employment or a change in control of our Company occurred on December 31, 2023.
Our Prior CIC Plan provided for the payment and benefits set forth below upon a qualifying termination of employment following a change in control. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.
Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive all accrued, vested or earned but deferred compensation and benefits during their term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.
Prior CIC Plan
Under the Prior CIC Plan, in the event that the employment of any of the named executive officers is terminated by us other than for “cause” (as defined in the Prior CIC Plan) or due to the executive’s death or “total disability” (as defined in the Prior CIC Plan) or by the executive for “good reason” (as defined in the Prior CIC Plan), in each case upon or within 24 months following a change in control, the named executive officer will be entitled to the following: (i) a lump sum payment equal to three times the sum of (A) the higher of the executive’s annual base salary as of the date of termination or the date of the change in control and (B) the average annual incentive bonus award to the executive in respect of the immediately preceding three fiscal years, (ii) a pro-rated portion of the executive’s target annual incentive bonus for the year of termination, payable in a lump sum, outplacement services pursuant to our Company’s outplacement services plan for a period of twelve months following termination and (iii) a lump sum payment equal to the product of (A) the total amount of COBRA continuation monthly premium rate that would have otherwise been payable by the executive for COBRA continuation for medical, vision and dental coverage for the executive and his eligible dependents and (B) 36. The Prior CIC Plan does not provide for an excise tax gross-up payment to any eligible participant. Instead, if any payment by our Company would subject an executive to the excise tax under Section 4999 of the Code, such payments shall be reduced or the full amount of such payments shall be made, whichever leaves the executive in the best net after-tax position. Receipt of the payments and benefits set forth above is subject to the execution and effectiveness of a general release of claims in favor of our Company and its affiliates.
Employment Agreement with Mr. O’Hern
On June 8, 2021, Mr. O’Hern entered into a new employment agreement that provided him with certain compensation and benefits during the period commencing June 8, 2021 and ending December 31, 2023 (the “Term”). During the Term, Mr. O’Hern’s annual base salary was $850,000 and his target annual bonus was equal to 200% of his annual base salary. The agreement also specified that Mr. O’Hern’s target long-term incentive grant value would continue to be $6,000,000 for each calendar year of the Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms generally the same as annual grants made to other executive officers, as determined by the Compensation Committee.

Mr. O’Hern was eligible to participate in the Prior CIC Plan (as described above) during the Term and through his retirement on February 29, 2024. If Mr. O’Hern’s employment with us terminated without cause or he resigned with good reason (other than in a circumstance that would entitle him to severance benefits under the Prior CIC Plan) during the Term, Mr. O’Hern would have been entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to (i) the sum of his base salary and the average of the three annual incentive bonuses awarded to him in respect of his service as Chief Executive Officer for the immediately preceding three years multiplied by (ii) the quotient of the number of days between his termination date and December 31, 2023, divided by 365, (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives. In addition, all long-term incentive awards granted to Mr. O’Hern would have vested upon the termination of his employment by the Company for no reason or for any reason other than for cause, termination of his employment for good reason or due to his death or disability on terms no less favorable to those contained in the award agreements for his LTIP Unit awards.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
2024 Severance Plan

The 2024 Severance Plan covers the Company’s Chief Executive Officer (the “Tier 1 Executive”), the senior executive officers (the “Tier 2 Executives”) and executive vice presidents (the “Tier 3 Executives” and, together with the Tier 1 Executive and Tier 2 Executives, the “Eligible Executives”) and provides that, if an Eligible Executive’s employment is terminated by the Company other than due to cause, death or disability, or by the Eligible Executive for good reason (collectively, a “Qualifying Termination”), in either case outside of the Change in Control Period (as defined below), the Eligible Executive will be eligible to receive the following severance benefits, subject to the Eligible Executive’s execution and the effectiveness of a separation agreement, including, among other things, a general release of claims in favor of the Company (the “Separation Agreement”): (i) an amount equal to the sum of (x) the Eligible Executive’s then-current base salary and (y) the average of the annual cash incentive bonuses awarded to the Eligible Executive in respect of the immediately preceding three years (or such lesser number of years the Eligible Executive has been employed, and if less than one year, the Eligible Executive’s target bonus) (such bonus amount, the “Bonus”), times a multiple equal to two (2) for a Tier 1 Executive, 1.5 for a Tier 2 Executive, and one (1) for a Tier 3 Executive, (ii) an amount equal to a pro-rated annual incentive bonus otherwise payable to the Eligible Executive under the Company’s applicable annual incentive bonus plan for the year of termination (the “Pro-Rata Bonus”), (iii) an amount equal to the product of (x) the total amount of the COBRA continuation (medical, vision and dental) monthly premium rate that would otherwise be payable by the Eligible Executive for such COBRA continuation for the Eligible Executive and any eligible dependents and (y) 24 for the Tier 1 Executive, 18 for a Tier 2 Executive and 12 for a Tier 3 Executive (the “COBRA Payment”) (the amounts in (i), (ii) and (iii), each to be paid in a lump sum), and (iv) the highest level of outplacement benefits pursuant to the Company’s outplacement services plan for senior executives in effect immediately prior to the Qualifying Termination, for a period of 12 months following the Qualifying Termination (the “Outplacement Services”). In addition, in connection with a Qualifying Termination outside of the Change in Control Period, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, 100% of the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested as of the Executive’s termination date, and any outstanding and unvested LTIP awards subject to performance-based vesting will vest based on actual performance at the end of the applicable performance period. Notwithstanding the foregoing, if, the Eligible Executive’s employment with the Company is terminated due to death, disability, or retirement (as defined in the applicable LTIP unit award agreement), then, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will continue to vest following such termination in accordance with the applicable time-based vesting schedule; provided, however, 100% of Mr. Hsieh’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested as of the date of his termination due to death, disability or retirement.

The 2024 Severance Plan also provides that if a Qualifying Termination occurs within the 24-month period following a change in control (the “Change in Control Period”), the Eligible Executive will be eligible to receive the following severance benefits, subject to the Eligible Executive’s execution and the effectiveness of a Separation Agreement: (i) an amount equal to three (3) multiplied by the sum of (x) the Eligible Executive’s then-current base salary or the base salary in effect immediately prior to the Change in Control Period, whichever is higher, and (y) the Eligible Executive’s Bonus, (ii) an amount equal to the Pro-Rata Bonus, and (iii) the COBRA Payment, but with the applicable multiplier to be 36 for each Eligible Executive (the amounts in (i), (ii) and (iii), each to be paid in a lump sum), and (iv) the Outplacement Services. In addition, in the case of outstanding and unvested LTIP awards subject to time-based vesting conditions, if a change in control occurs prior to the end of the applicable retention period, then, subject to the execution of a Separation Agreement and compliance with certain restrictive covenants, 100% of the Eligible Executive’s unvested LTIP awards subject to time-based vesting conditions will immediately become fully vested (A) upon a Qualifying Termination during the Change in Control Period, or (B) upon the Eligible Executive’s termination due to death, disability or retirement. In the case of the Eligible Executive’s outstanding and unvested LTIP awards subject to performance-based vesting, if a change in control occurs prior to the end of the applicable performance period, then such awards will vest based on actual performance measured as of the change in control date.

Treatment of Equity Awards Upon Termination or Change in Control (under the Prior CIC Plan)

Upon a Termination of Employment by our Company for Cause
If a named executive officer’s employment is terminated with cause, the executive will forfeit all unvested equity awards as of the termination date.
Upon a Termination of Employment by our Company Without Cause
If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,
•except as provided below, the executive’s equity awards that have not vested as of such termination date will be forfeited,
•the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise any outstanding vested options and SARs, subject to specified limitations,
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
•the executive’s unvested performance-based LTIP Units will be eligible to vest in accordance with the partial service factor under the award agreement and based on performance through the executive’s termination date (this will also occur if the executive terminates the executive’s employment for good reason), and
•the executive’s unvested service-based LTIP Units will vest in accordance with the partial service factor under the award agreement (this will also occur if the executive terminates the executive’s employment for good reason).
Upon Resignation by the Named Executive Officer
In the event of the resignation of a named executive officer for good reason,
•the executive’s equity awards that have not vested as of such qualified termination date will receive a partial service factor, and
•the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise any outstanding vested options and SARs, subject to specified limitations.
Upon Retirement
In the event of the retirement of a named executive officer,
•under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in the executive’s award agreement provided the named executive officer retires at age 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after the executive’s retirement,
•if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,
•the executive’s equity awards that have not vested as of the executive’s retirement date will be forfeited,
•the executive will have twelve months from the executive’s retirement date to exercise any outstanding vested options and SARs, subject to specified limitations, and
•all unvested performance-based and service-based LTIP Units will receive a partial service factor.
Upon Death or Disability
In the event of death or disability of a named executive officer while employed,
•the executive’s benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,
•except as provided below, the executive’s unvested equity awards will immediately vest,
•the executive’s unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s date of death or disability, and
•the executive’s vested stock options or SARs, if any, may be exercised for twelve months after the date of the executive’s disability or death.
Termination/Change in Control Payments Table

The following table quantifies the potential payments and benefits to the named executive officers under the Prior CIC Plan, upon termination of employment or a change in control, assuming such event occurred on December 31, 2023. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs. Further, these amounts do not reflect the actual amounts that may be paid to such persons under the 2024 Severance Plan.
Items Not Reflected in Table
The following items are not reflected in the table set forth below:
•Accrued salary and bonus.
•Costs of COBRA or any other mandated governmental assistance program to former employees.
•Welfare benefits, including life insurance, provided to all salaried employees.
•Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation – Fiscal 2023” table above.
Other Notes Applicable to the Table
•For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $15.43, which represents the closing price of our Common Stock on the NYSE on December 29, 2023.
•Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2023.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
•The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.
•Mr. Coppola also has death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of his death, the total premiums our Company previously paid for the policy will be recovered and the remaining death benefits will be paid to his designated beneficiaries.
•The “Termination without cause” and “Change in control/Termination” rows in the following table include a termination by our Company without cause and a termination for good reason by the named executive officer.
•The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
TERMINATION/CHANGE IN CONTROL PAYMENTS

	Cash Severance ($)	Miscellaneous Benefits ($)		Awards ($)		Life Insurance Proceeds ($)	Total ($)

Thomas E. O’Hern

Termination with cause	—	—		—		—	—

Termination without cause	2,897,793	124,878	(5)	4,403,663	(2)	—	7,426,334

Resignation	—	—		—		—	—

Retirement(7)	—	—		4,403,663	(3)	—	4,403,663

Death	—	—		4,403,663	(3)	1,700,000	6,103,663

Disability	—		(1)	4,403,663	(3)	—	4,403,663

Change in control/Termination	11,423,700	124,878	(5)	4,403,663	(6)	—	15,952,241

Edward C. Coppola

Termination with cause	—	—		—		—	—

Termination without cause	—	—		2,642,183	(2)	—	2,642,183

Resignation	—	—		—		—	—

Retirement(8)	—	—		2,642,183	(3)	—	2,642,183

Death	—	—		2,642,183	(3)	1,600,000	4,242,183

Disability	—		(1)	2,642,183	(3)	—	2,642,183

Change in control/Termination	9,765,601	102,903	(5)	2,642,183	(6)	—	12,510,687
Scott W. Kingsmore
Termination with cause	—	—		—		—	—

Termination without cause	—	—		1,160,924	(4)	—	1,160,924

Resignation	—	—		—		—	—

Retirement	—	—		—		—	—

Death	—	—		1,160,924	(4)	1,200,000	2,360,924

Disability	—		(1)	1,160,924	(4)	—	1,160,924

Change in control/Termination	4,083,385	74,316	(5)	1,160,924	(6)	—	5,318,625

Douglas J. Healey

Termination with cause	—	—		—		—	—

Termination without cause	—	—		994,069	(4)	—	994,069

Resignation	—	—		—		—	—

Retirement	—	—		994,069	(4)	—	994,069

Death	—	—		994,069	(4)	1,200,000	2,194,069

Disability	—		(1)	994,069	(4)	—	994,069

Change in control/Termination	4,098,385	42,888	(5)	994,069	(6)	—	5,135,342

Ann C. Menard

Termination with cause	—	—		—		—	—

Termination without cause	—	—		994,069	(4)	—	994,069

Resignation	—	—		—		—	—

Retirement	—	—		994,069	(4)	—	994,069

Death	—	—		994,069	(4)	1,200,000	2,194,069

Disability	—		(1)	994,069	(4)	—	994,069

Change in control/Termination	4,270,885	53,145	(5)	994,069	(6)	—	5,318,099
(1)Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.
(2)Amount reflects the vesting of service-based LTIP Units and the earned value of 2022 and 2023 performance-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
(3)Amount reflects the vesting of service-based LTIP Units and the earned value of 2022 and 2023 performance-based LTIP Units.
(4)Amount represents the vesting of service-based LTIP Units and the earned value of 2022 and 2023 performance-based LTIP Units. The executive officer’s unvested equity will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his or her employment for good reason.
(5)Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2023.
(6)Amount reflects the vesting of service-based LTIP Units and the value of 2022 and 2023 performance-based LTIP Units for which performance would have been deemed to have been achieved upon a change in control and for which vesting would have accelerated upon termination.
(7)In connection with his retirement effective February 29, 2024, Mr. O’Hern received a lump sum amount representing 36 months of payments of post-employment group health care plan continuation premiums.
(8)In connection with his retirement effective February 29, 2024, the Company entered into a letter agreement with Mr. Coppola (the “Coppola Letter Agreement”), providing for, among other things, that Mr. Coppola will be entitled to (i) an annual incentive bonus for 2023 to be paid after his resignation, calculated based on a target level of 200% of Mr. Coppola’s final base salary rate of $800,000, with the amount of the bonus based 75% on an established scorecard of financial and strategic objectives and the remaining 25% based on an individual performance component of a 100% level of achievement, provided that the total annual incentive bonus paid to Mr. Coppola for 2023 shall not be less than $2,000,000; (ii) a lump sum amount representing 36 months of payments of post-employment group health care plan continuation premiums; (iii) administrative support through December 2024; and (iv) payment of his attorneys’ fees incurred in connection with his review of the Coppola Letter Agreement. In addition, in accordance with his existing equity agreements, Mr. Coppola will continue to vest under his unvested equity awards. Pursuant to the Coppola Letter Agreement, Mr. Coppola will be subject to a covenant not to solicit employees for two years and standard release and non-disparagement terms, among other standard provisions.
CEO PAY RATIO
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC requires annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. We believe that executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. The annual total compensation for 2023 for our Former CEO, Mr. O’Hern, was $9,825,709 as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2023 was $126,615. As a result, we estimate that Mr. O’Hern’s 2023 total compensation was approximately 78 times that of our median employee.
Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2023 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during 2023) and other incentive payments for all full-time, part-time, seasonal and hourly employees who were employed by our Company on December 31, 2023, other than our CEO. After identifying the median employee based on 2023 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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PAY VERSUS PERFORMANCE
The following tables set forth information concerning the compensation of our NEOs and our financial performance for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see “Compensation Discussion and Analysis” on page 28 of this proxy statement.
Pay Versus Performance Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year (1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (2)(3)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on:		GAAP Net (Loss) Income ($mil.)	FFO per Diluted Share (5)
					Total Shareholder Return	Peer Group Total Shareholder Return (4)
2023	$9,825,709	$11,517,786	$4,042,434	$4,724,185	$77.80	$108.96	($274.1)	$1.80
2022	$8,869,392	$(252,422)	$3,342,368	$877,865	$53.40	$98.55	($66.1)	$1.96
2021	$8,246,379	$10,266,668	$3,434,396	$4,143,732	$78.04	$113.65	$14.3	$2.03
2020	$8,375,998	$4,019,314	$2,896,357	$1,631,776	$46.32	$74.82	($230.2)	$2.16
(1)Thomas O’Hern served as the Company’s PEO for the entirety of 2020, 2021, 2022 and 2023. The Company’s other NEOs for the applicable years were as follows:
2023, 2022, and 2021: Edward Coppola, Scott Kingsmore, Douglas Healey and Ann Menard
2020: Edward Coppola, Scott Kingsmore, Douglas Healey and Kenneth Volk
(2)The amounts reported in column (c) and (e) represent the “compensation actually paid” (“CAP”) to our PEO, and the average compensation actually paid to our other NEOs as a group, respectively, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO or our other NEOs as a group in the applicable year. The fair value of time-based LTIP Units used to calculate CAP is based on our closing stock price on each valuation date and includes the value of accrued dividends, assuming reinvestment in additional LTIP Units. The fair value of performance-based LTIP Units used to calculate CAP is based on the fair value per share on each valuation date, which includes the estimated (or actual) performance results as of each valuation date for financial performance conditions and the Monte Carlo valuation for market conditions, as well as accrued dividends assuming reinvestment in additional LTIP Units.
(3)In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO and our other NEOs as a group in the “Total” column of the Summary Compensation Table for each year to calculate CAP:
58        2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

	2023 (1)(2)		2022 (1)(2)		2021 (1)(2)		2020 (1)(2)
	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs	PEO	Average Other NEOs
Summary Compensation Table Total	$9,825,709	4,042,434	$8,869,392	$3,342,368	$8,246,379	$3,434,396	$8,375,998	$2,896,357
Minus Change in Pension Value Reported in Summary Compensation Table	$0	$0	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost	$0	$0	$0	$0	$0	$0	$0	$0
Minus Stock Award and Option Value Reported in Summary Compensation Table for the Covered Year	($5,999,983)	($1,774,986)	($5,999,975)	($1,774,984)	($4,499,985)	($1,462,492)	($5,999,968)	($1,518,730)
Plus (Minus) Year-End Fair Value of Awards Granted During Year that are Outstanding and Unvested at Year-End	$2,884,910	$979,668	$1,506,347	$499,102	$5,389,360	$1,723,130	$1,746,585	$420,694
Plus (Minus) Year-over-Year Change in Fair Value of Awards Granted in Any Prior Year that are Outstanding and Unvested at Year-End	$895,363	$244,815	($2,919,938)	($839,400)	$483,215	$126,226	($121,969)	($119,756)
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Year	$685,154	$302,605	$325,808	$143,894	$607,306	$293,531	$198,174	$66,882
Plus (Minus) Change in Fair Value from End of Prior Year to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Year	$3,226,634	$929,649	($2,034,056)	($493,115)	$40,394	$28,941	($179,505)	($113,673)
Minus Fair Value at End of Prior Year of Awards Granted in Prior Years that were Forfeited During the Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$11,517,786	$4,724,185	($252,422)	$877,865	$10,266,668	$4,143,732	$4,019,314	$1,631,776
(4)Represents the cumulative total stockholder return (TSR) of the FTSE NAREIT Equity Retail Index, which is an industry index reported in the performance graph included in the Company’s 2023 Annual Report on Form 10-K, for an initial investment of $100 on December 31, 2019 through and including the end of the fiscal year for each row in the table.
(5)Our FFO per diluted share, our Company-Selected Measure, as calculated for purposes of our annual incentive plan for 2023. See Appendix I of this proxy statement for a reconciliation of FFO per diluted share, which is a non-GAAP financial measure.
Performance Measures Used for Linking Pay and Performance.
The following is a list of performance measures, which in our assessment represent the most important performance measures used by our Company to link compensation actually paid to our PEO and the NEOs for 2023. Each metric below is used for purposes of determining payouts under either our annual cash incentive program or vesting of our performance-based LTIP Units. FFO per share was selected as our Company-Selected Measure for the Pay versus Performance table because it has the strongest alignment with the key attributes of our operating plan and we believe that it drives the creation of long-term stockholder value.

FFO per Diluted Share
Year-end Reported Occupancy
Relative TSR
Re-development Goals
Leasing Goals
Net Debt Reduction
Environmental Initiatives
Please see our Compensation Discussion and Analysis on page 28 of this proxy statement for a further description of these metrics, how they are calculated, and how they are used in our executive compensation program.
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PAY VERSUS PERFORMANCE
Relationship between Compensation Actually Paid and Performance Measures.
Relationship between CAP, TSR and Peer Group TSR. Compensation actually paid to our PEO and other NEOs is generally in alignment with our TSR both on an absolute basis and relative to the TSR of the FTSE NAREIT Equity Retail Index, which is “Peer Group,” for each of the past four fiscal years. Compensation Actually Paid to our PEO and our other NEOs was highest in 2023 and 2021, when our TSR was strongly positive and higher than the TSR of the FTSE NAREIT Equity Retail Index. Compensation Actually Paid for our PEO and our other NEOs was significantly lower in both 2020 and 2022, when our TSR was negative and lower than the TSR of the Peer Group Index. This general level of alignment is expected because a significant portion of the compensation actually paid is comprised of equity awards whose value is directly correlated with our TSR, and a significant portion of the equity awards are performance-based and tied either completely or in part to our TSR relative to a peer group with similar constituents to the companies in the FTSE NAREIT Equity Retail Index.
Relationship between CAP and Net Income. Net income is not used as a performance measure in our incentive plans. Net income includes real estate depreciation and amortization, which are non-cash expenses that do not necessarily correlate to actual changes in the market value of our real estate portfolio. For these reasons, CAP amounts for our PEO and average other NEOs do not have a strong relationship to the Company’s net income.
Relationship between CAP and FFO per Diluted Share (our Company-Selected Measure). Although FFO per diluted share is an important operational metric to our business, and a measure used in our incentive plans, compensation actually paid to our PEO and average other NEOs does not have a strong relationship to FFO per diluted share. The lack of correlation is partly because compensation actually paid for a given year is strongly influenced by our TSR during the year, which does not always correlate with year-over-year changes in FFO per diluted share. Compensation actually paid is also influenced by changes to levels of projected and actual achievement under our performance-based LTIP program (which is based on one or more of the following measures: Three-Year FFO per Diluted Share, Year-End Reported Occupancy, and relative TSR versus our Equity Peer REITs), as well as achievement of the other goals in our annual incentive plan.

60        2024 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
EQUITY COMPENSATION PLAN INFORMATION
Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Deferral Plan. Our Company also maintains our Employee Stock Purchase Program (“ESPP”). Except as described in footnote (4) to the table, each of these plans has been approved by our Company’s stockholders.
The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2023.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	7,350,117	(2)	$54.56	7,761,453	(3)

Equity compensation plans not approved by stockholders	113,978		—	24,576	(4)

Total	7,464,095		$54.56	7,786,029
(1)These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.
(2)Includes (a) 26,371 outstanding options with a weighted average exercise price of $54.56 and a weighted average term to expiration of 3.42 years and (b) 284,047 unvested restricted stock units. Also includes 7,039,699 LTIP Units (of which 2,256,847 were unvested and 4,782,852 were vested) which may be redeemed for shares under our 2003 Incentive Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 30, 2024.
(3)Of these shares, 7,678,580 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 82,873 were available for issuance under our ESPP.
(4)These shares were available for the issuance of stock units under our Deferral Plan. See “Compensation of Non-Employee Directors” of this Proxy Statement for a description of our Deferral Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Brandt, Hash, Hirsch and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2023. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2023.
AUDIT COMMITTEE MATTERS
The Audit Committee presently is comprised of Ms. Alford (Chair), Mr. Hash and Ms. Lowenthal. The Audit Committee met eight times in 2023. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in July 2021 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Audit Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Audit Committee member is an independent director as defined by the NYSE listing standards for audit committee members and meets the financial literacy requirements of the NYSE listing standards. Our Board of Directors also has determined that Ms. Alford and Mr. Hash are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)
The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Report of the Audit Committee were committee members during 2023.

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AUDIT COMMITTEE MATTERS
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management. In addition, the Audit Committee discussed with representatives of our independent registered public accounting firm the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.
____________________
The Audit Committee
Peggy Alford
Steven R. Hash
Marianne Lowenthal

PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the years ended December 31, 2023 and 2022, our Company was billed by KPMG LLP for services in the following categories:
Audit Fees.    Fees for audit services totaled $3,698,000 in 2023 and $3,426,000 in 2022, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, stand-alone audits of certain consolidated properties, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents, including comfort letters and consents.
Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2023 or 2022.
Tax Fees.    No fees for tax services were paid to KPMG LLP in 2023 or 2022.
All Other Fees.    All other fees consist of an annual license fee of $3,560 and $2,000 in 2023 and 2022, respectively, for use of accounting research software.
Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

AUDIT COMMITTEE PRE-APPROVAL POLICY
Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:
Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act, periodic reports and other SEC documents, including comfort letters and consents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.
Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.
62        2024 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.
Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.
The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2023, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
2024 PROXY STATEMENT        63

PROPOSAL 2: AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN
At our Annual Meeting, our stockholders will be asked to approve the amendment to our Company’s Employee Stock Purchase Plan or “ESPP”, which was adopted, subject to stockholder approval, by our Board on February 1, 2024, effective May 30, 2024 in order to increase the aggregate number of shares under the ESPP by 500,000. Our ESPP originally was adopted by our Board on April 1, 2003 and approved by our Company’s stockholders on May 28, 2003. An amendment and restatement of the ESPP was approved by our stockholders on June 1, 2021 which authorized an additional 500,000 shares under the ESPP.

Our ESPP has operated and will continue to operate on substantially the same terms as an “employee stock purchase plan” intended to qualify under Section 423 of the Code. Our ESPP is not, however, qualified under Section 423 of the Code because most of the eligible employees under our ESPP are employed by our Operating Partnership and its subsidiaries, which entities are ineligible to provide such a plan to their employees.

Our ESPP is a broad-based plan pursuant to which shares of Common Stock are available for purchase by eligible employees who elect to participate in our ESPP. Eligible employees may purchase, by means of payroll deductions, limited amounts of our Company’s Common Stock during periodic offering periods. The shares will be offered at up to a 15% discount from their fair market value as of specified dates. The 15% discount will be applied against the lower of the stock value at the beginning or the end of each six-month offering period under the plan.

The proposed change made to our ESPP in the amendment is to increase the maximum number of shares available for purchase under the ESPP from 1,291,117 (as adjusted due to stock dividend) to 1,791,117.

Our Board believes that our ESPP has helped and will continue to help our Company retain and motivate eligible employees and to further align the interests of eligible employees with those of our stockholders. As of March 31, 2024, there were 82,873 shares available for future awards under the our ESPP. Based solely on the closing price of our common stock reported on the NYSE on March 28, 2024, the final trading day of the month, the maximum aggregate market value of the 500,000 shares subject to the proposed increase under the Amendment is approximately $8.62 million.

The principal terms of our ESPP are summarized below. The full text of the amendment to our ESPP is attached as Appendix II and is incorporated herein by reference. Capitalized terms not otherwise defined herein have the meanings given to them in the ESPP.
SUMMARY OF OUR ESPP
Purpose. The purpose of our ESPP is to provide eligible employees with an opportunity to purchase shares of our Company’s Common Stock at a favorable price and upon favorable terms in consideration of the participating employees’ services. Our ESPP is intended to provide an additional incentive to participating eligible employees to remain in our Company’s employ and to advance its best interests.

Operation of the ESPP. Our ESPP generally operates in successive six-month periods commencing on each June 1 and December 1. These periods are referred to as “Offering Periods.” The next Offering Period will commence on June 1, 2024.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in our ESPP for that Offering Period is granted an option to purchase shares of Common Stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under our ESPP. Our Company credits the participant’s contributions under our ESPP to a bookkeeping account in his or her name. Accounts are funded entirely by the participant’s contributions and our Company does not contribute any amounts to participant’s accounts under our ESPP. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to our ESPP during an Offering Period. Amounts contributed to our ESPP constitute general corporate assets and may be used by our Company for any corporate purpose.

Except as noted below, each option granted under our ESPP automatically is exercised on the last day of the Offering Period with respect to which it was granted (also referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option is determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. The “Option Price” for an Offering Period will equal 85% (or such higher percentage as the committee appointed to administer the ESPP shall determine prior to the beginning of the Offering Period) of the lesser of (1) the fair market value of a share of our Common Stock on the Grant Date of that Offering Period or (2) the fair market value of a share of our Common Stock on the Exercise Date of that Offering Period. (This formula is consistent with the requirements for employee stock purchase plans intended to qualify under Section 423 of the Code.) A
64        2024 PROXY STATEMENT

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN
participant’s ESPP account is reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest is paid to any participant or credited to any account under our ESPP.

Eligibility. Only certain employees are eligible to participate in our ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that Offering Period an individual must:

•    be employed by our Company or one of its subsidiaries or affiliates that has been designated as a participating subsidiary;
•    customarily work more than 19.23 hours per week (which is the equivalent of more than 1,000 hours on an annualized basis); and
•    have been employed by our Company or one of its participating subsidiaries for at least 45 days, or, if providing part-time services in excess of the threshold in the immediately preceding bullet, at least one year.

As of the first day of the Offering Period beginning December 1, 2023, approximately 660 employees of our Company and its participating subsidiaries, including all of our Company’s named executive officers, were eligible to participate in the ESPP.

Our Company has designated the following entities as “participating subsidiaries”: The Macerich Partnership, L.P., Macerich Management Company, Brooklyn Kings Plaza LLC, Valley Stream Green Acres LLC, Queens Center SPE LLC, Macerich Niagara LLC, Wilton Mall, LLC and WMAP, L.L.C. The participating subsidiaries may be changed by our Company from time to time.

Limits on Authorized Shares; Limits on Contributions. If stockholders approve the amendment of our ESPP, a maximum of 1,791,117 shares of Common Stock will be available for purchase and issuance under our ESPP, counting from its beginning in 2003. Approximately 1,208,244 shares of Common Stock have been purchased under our ESPP to date, which would make the maximum number of shares available for future purchase under our ESPP approximately 82,873. See the “—Dilution Analysis” section below for more information on our ESPP share limit relative to the Company’s total number of outstanding shares.

Participation in our ESPP is also subject to the following limits:

•    A participant cannot contribute more than the lesser of 15% or $26,000 of his or her base salary or regular gross pay per calendar year.
•    A participant will not be granted an option under our ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of our Company or one of its subsidiaries.
•    A participant will not be granted an option under our ESPP if it would cause the participant to own equity shares of our Company in excess of 5.0% of the lesser of the number or value of the then-outstanding equity shares (except as otherwise permitted under our Company’s charter).

Antidilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under our ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or other distributions of property to our stockholders.

Termination of Participation. A participant’s election to participate in our ESPP generally will continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in our ESPP. A participant’s participation in our ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by our Company or one of its participating subsidiaries or the participant is no longer customarily employed for at least 1,000 hours on an annualized basis.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to our ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. Such termination will not have any effect upon the participant’s ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under our ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration. Our ESPP is administered by our Board or by a committee appointed by our Board. Our Board has appointed our Compensation Committee as the current administrator of our ESPP. The administrator has full power and
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PROPOSAL 2: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN
discretion to adopt, amend or rescind any rules and regulations for carrying out our ESPP and to construe and interpret our ESPP. Decisions of the ESPP administrator with respect to our ESPP are final and binding on all persons.

No Limit on Other Plans. Our ESPP does not limit the ability of our Board or any committee of our Board to grant awards or authorize any other compensation, with or without reference to our Company’s Common Stock, under any other plan or authority.

Amendments. Our Board generally may amend or terminate our ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to our ESPP will be obtained to increase share authority under our ESPP or if otherwise required by applicable law or stock exchange rules or if deemed necessary or advisable by our Board of Directors.

Termination. Our ESPP will terminate when all of the shares authorized under our ESPP have been purchased, unless our Board terminates our ESPP earlier.
ESPP FEDERAL INCOME TAX CONSEQUENCES OF OUR ESPP

The following summarizes the current federal income tax principles applicable to our ESPP, but is not intended to be exhaustive and does not describe state, local, or international tax consequences.

Our ESPP is designed to operate on substantially the same terms as an “employee stock purchase plan” under Section 423 of the Code. Our Company’s corporate structure makes it ineligible to maintain such a plan. Therefore, certain tax benefits available to participants in a Section 423 plan are not available under our ESPP. Participant contributions to our ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which our Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to the grant of his or her ESPP option. Our Company will have no tax deduction with respect to the grant of an ESPP option.

Upon the exercise of an ESPP option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the purchase price paid for the shares, and our Company generally will be entitled to a corresponding tax deduction. Upon a subsequent sale of the shares acquired upon the exercise of an ESPP option, the participant will recognize capital gain or loss based on the difference between the sale price received for the shares and the fair market value of the shares on the Exercise Date. Such capital gain will be short-term or long-term capital gain depending on the length of time that the participant holds the shares after exercise and prior to the sale. Our Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant on a sale of shares.
SECURITIES UNDERLYING AWARDS

The closing price of a share of our Common Stock as of March 28, 2024 was $17.23 per share. Our Company previously has registered under the Securities Act, the issuance of 1,250,000 (adjusted due to stock dividend to 1,291,117) shares of Common Stock available for issuance under our ESPP. If the amendment of our ESPP is approved by stockholders, our Company plans to register the issuance of an additional 500,000 shares of Common Stock available for issuance under our ESPP.
SPECIFIC BENEFITS

The specific benefits that will be received by or allocated to particular eligible executives or groups of employees under our ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under our ESPP (subject to the limitations discussed above) is within the discretion of each participant. The maximum levels of participation and benefits are described above.
DILUTION ANALYSIS

As of March 31, 2024, the Company had outstanding 215,750,149 shares of Common Stock. The approximately 582,873 shares that would be available for issuance under our ESPP if stockholders approve this proposal represent 0.27% of the issued and outstanding shares of our Company as of that date. In 2021, 2022 and 2023 Common Stock purchases under our ESPP represented a total of 143,191 shares, 179,723 shares and 226,766 shares, respectively. Our Compensation Committee recommended to our Board that an additional 500,000 shares be made available under our ESPP in order to provide a pool of shares sufficient for approximately three years of awards (assuming that historic rates of issuance will
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PROPOSAL 2: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN
continue). Our Compensation Committee determined that reserving shares sufficient for approximately three years of ESPP purchases is in line with the practices of other public companies with respect to similar broad-based employee stock purchase programs.

Because the amount of contributions set aside to purchase shares of Common Stock under our ESPP (subject to the limitations discussed above) is within the discretion of each participating employee and the purchase price for the shares will be affected by changes in the value of such stock, it is not possible to calculate the amount of dilution that may ultimately result from such purchases.

VOTE REQUIRED AND RECOMMENDATION

Our Board believes that the continuation of our ESPP will promote the interests of our Company and its stockholders and continue to enable our Company to attract, retain and reward persons important to our Company’s success.

Members of our Board who are also employees or officers of our Company are eligible to participate in our ESPP and thus have a personal interest in the approval of the amendment to our ESPP.

Approval of the amendment to our ESPP requires the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting in person or by proxy. Abstentions and broker non-votes, if any, are not counted in determining the number of votes cast and will therefore have no effect on the outcome.

IN LIGHT OF THE FACTORS DESCRIBED ABOVE AND IN THIS PROXY STATEMENT, INCLUDING THE LIMITED SIZE OF THE REQUEST FOR SHARES IN THIS PROPOSAL AND THE FACT THAT THE ABILITY TO CONTINUE TO PROVIDE EQUITY COMPENSATION TO EMPLOYEES ON A BROAD BASIS IS VITAL TO OUR COMPANY’S ABILITY TO CONTINUE TO ATTRACT AND RETAIN EMPLOYEES IN THE COMPETITIVE LABOR MARKETS IN WHICH IT COMPETES, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.
2024 PROXY STATEMENT        67

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).
As described more fully under the Compensation Discussion and Analysis section, beginning on page 28 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:
•Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.
•Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.
We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:
RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. At our 2023 annual meeting of stockholders held on May 31, 2023, our stockholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our Company’s named executive officers every year, which was consistent with the recommendation of our Board of Directors. Our Board of Directors considered the voting results with respect to the frequency proposal and other factors, and our Board determined that our Company’s current policy is to hold a non-binding, advisory vote on the compensation of our named executive officers every year. It is expected that the next such vote will occur at our 2025 annual meeting of stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.
68        2024 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2024.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.
2024 PROXY STATEMENT        69

ADDITIONAL MATTERS
ADDITIONAL MATTERS

SOLICITATION OF PROXIES
The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES
For a stockholder to present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after March 2, 2024 and on or before 5:00 p.m., Pacific Time, on April 1, 2024 (60 to 90 days prior to the first anniversary of our 2023 annual meeting of stockholders) as specified in our charter and Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws. Our Secretary did not receive any such notice.
For a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders in 2025, it must be received by our Company by December 20, 2024. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2025 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 1, 2025 and on or before 5:00 p.m., Pacific Time, on March 31, 2025 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.
A stockholder otherwise desiring to bring a proposal before the 2025 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) other than through the proxy access provisions of our Bylaws must comply with the then current advance notice and information requirements in our Bylaws, including the information required under Rule 14a-19 under the Exchange Act for any director nominee, and deliver the proposal to our principal executive offices on or after March 1, 2025 and on or before 5:00 p.m., Pacific Time, on March 31, 2025 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.
A number of banks and brokers with account holders that are beneficial holders of our Common Stock will be householding our Company’s proxy materials. If you hold your shares through a bank or broker and have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our Company undertakes, upon oral or written request, to deliver promptly a second copy of our Company’s proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders that currently receive multiple copies of the proxy materials at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

70        2024 PROXY STATEMENT

ADDITIONAL MATTERS
OTHER MATTERS
Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.
FORWARD-LOOKING INFORMATION
Information set forth in our Proxy Statement and the accompanying materials contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act and Section 21E of the Exchange Act) which can be identified by the use of words such as “will,” “expects,” “anticipates,” “assumes,” “believes,” “estimated,” “guidance,” “projects,” “scheduled” and similar expressions that do not relate to historical matters, and include expectations regarding the Company’s future operational results as well as development, redevelopment and expansion activities. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as global, national, regional and local economic and business conditions, including the impact of elevated interest rates and inflation, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, and cost of operating and capital expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment (including rising inflation, supply chain disruptions and construction delays), and acquisitions and dispositions; the adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. You are directed to the Company’s various filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2023, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events unless required by law to do so.
2024 PROXY STATEMENT        71

APPENDIX I
RECONCILIATION OF NON-GAAP MEASURES
The following reconciles net (loss) income attributable to our Company to Adjusted EBITDA, NOI and NOI-Same Centers for the years ended December 31, 2023, 2022 and 2021 (dollars in thousands):

	2023	2022
Net loss attributable to our Company	($274,065)	($66,068)
Interest expense	302,103	306,000
Depreciation and amortization	440,622	446,323
Noncontrolling interests in the Operating Partnership	(11,389)	(2,660)
Gain on extinguishment of debt, net	(8,208)	-
Loss on sale or write down of assets, net	273,124	17,986
Income tax (benefit) expense	(494)	705
Distributions on preferred units	348	348
Adjusted EBITDA	722,041	702,634
REIT general and administrative expenses	29,238	27,164
Management Companies' revenues	(30,185)	(28,512)
Management Companies' operating expenses	70,060	67,799
Leasing expense, including joint ventures at pro rata	39,218	35,451
Straight-line and above/below market adjustments	(4,294)	(11,190)
NOI - All Centers	826,078	793,346
NOI of non-Same Centers	(15,367)	(4,283)
NOI - Same Centers	810,711	789,063
Lease termination income of Same Centers	(13,200)	(25,226)
NOI - Same Centers, excluding lease termination income	$797,511	$763,837

	2022	2021
Net income (loss) attributable to our Company	($66,068)	$14,263
Interest expense	306,000	285,200
Depreciation and amortization	446,323	464,846
Noncontrolling interests in the Operating Partnership	(2,660)	714
Loss on extinguishment of debt, net	-	1,007
(Gain) loss on sale or write down of assets, net	17,986	(61,077)
Income tax expense	705	6,948
Distributions on preferred units	348	357
Adjusted EBITDA	702,634	712,258
REIT general and administrative expenses	27,164	30,056
Management Companies' revenues	(28,512)	(26,023)
Management Companies' operating expenses	67,799	61,030
Leasing expense, including joint ventures at pro rata	35,451	27,212
Straight-line and above/below market adjustments	(11,190)	(17,639)
NOI - All Centers	793,346	786,894
NOI of non-Same Centers	(4,708)	(51,263)
NOI - Same Centers	788,638	735,631
Lease termination income of Same Centers	(25,226)	(25,046)
NOI - Same Centers, excluding lease termination income	$763,412	$710,585
NOI - Same Centers Percentage Change	2.80%	7.26%
NOI - Same Centers Percentage Change, excluding lease termination income	4.47%	7.49%
I-1 2024 PROXY STATEMENT

APPENDIX I
The following reconciles net (loss) income per share attributable to our Company-diluted to FFO per share-diluted for the years ended December 31, 2023, 2022 and 2021(1):

	2023	2022	2021
Net (loss) income per share attributable to our Company - diluted	($1.28)	($0.31)	$0.07
Per share impact of depreciation and amortization of real estate	1.93	1.94	2.17
Per share impact of loss (gain) on sale or write down of assets, net	1.27	0.18	(0.21)
FFO per share – basic and diluted	$1.92	$1.81	$2.03
Per share impact of financing expense in connection with Chandler Freehold	(0.12)	0.15	–
FFO per share – basic and diluted, excluding financing expense in connection with Chandler Freehold	$1.80	$1.96	$2.03
Per share impact of extinguishment of debt and accrued default interest expense	–	–	–
FFO per share excluding financing expense in connection with Chandler Freehold, extinguishment of debt and accrued default interest expense – diluted	$1.80	$1.96	$2.03
(1)For the definition of FFO see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Funds from Operations (“FFO”)” on pages 52-53 in our Annual Report on Form 10-K for the year ended December 31, 2023.

2024 PROXY STATEMENT I-2

APPENDIX II

FIRST AMENDMENT TO
THE MACERICH COMPANY
EMPLOYEE STOCK PURCHASE PLAN

Whereas, The Macerich Company (the “Company”) has established and maintains The Macerich Company Employee Stock Purchase Plan, originally effective April 1, 2003, amended and restated effective June 1, 2021 (the “Plan”);

Whereas, Section 19(d) of the Plan provides for the amendment of the Plan by the Board of Directors (the “Board”);

Whereas, the Board deems it advisable to amend the Plan to increase the aggregate number of shares of Common Stock (as defined in the Plan) of the Company that may be delivered pursuant to Options (as defined in the Plan) granted under the Plan since the inception of the Plan in 2003, as adjusted under the terms of the Plan, to a total of 1,791,117;

Now, Therefore, the Plan is hereby amended, subject to stockholder approval, effective May 30, 2024 as follows:

The final sentence of Section 4(a) is hereby amended in its entirety to read as follows:

The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan from the inception of the Plan is one million, seven hundred ninety one thousand, one hundred and seventeen (1,791,117) shares, subject to adjustments pursuant to Section 17.

Except as amended herein, all other provisions of the Plan shall continue in full force and effect.

II-1 2024 PROXY STATEMENT

MACERICH®

SCAN TO VIEW MATERIALS & VOTE

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 29, 2024 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 29, 2024 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43687-P09832 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MACERICH COMPANY

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eric K. Brandt	☐	☐	☐
1b. Steven R. Hash	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. Daniel J. Hirsch	☐	☐	☐
1e. Jackson Hsieh	☐	☐	☐
1f. Marianne Lowenthal	☐	☐	☐
1g. Andrea M. Stephen	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Approval of Amendment to our Employee Stock Purchase Plan.	☐	☐	☐
3. Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

Proxies will be voted in the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V43688-P09832

THE MACERICH COMPANY

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the "Company"), hereby appoint(s) Ann C. Menard and Scott W. Kingsmore, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California 90401, on May 30, 2024 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This Proxy will remain valid regardless of such changes.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Continued and to be signed on reverse side